                       ASSET AND STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                   VCM, LTD.,

                               MAZEL STORES, INC.,

                             VALLEY FAIR CORPORATION
                               L. F. WIDMANN, INC.

                                       AND

                       VALUE CITY DEPARTMENT STORES, INC.
              (AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES)

                                TABLE OF CONTENTS

SECTION 1 - DEFINITIONS....................................................................2
         1.1      "Assets".................................................................2
         1.2      "Asset Closing Statement"................................................2
         1.3      "Audited Stock Closing Statement"........................................2
         1.4      "Buyer's Product Liability Obligations"..................................3
         1.5      "Closing"................................................................3
         1.6      "Closing Date"...........................................................3
         1.7      "Claims" ................................................................3
         1.8      "COBRA" .................................................................3
         1.9      "Code" ..................................................................3
         1.10     "Damages" ...............................................................3
         1.11     "Effective Date".........................................................3
         1.12     "ERISA" .................................................................3
         1.13     "Excluded Widmann Assets"................................................3
         1.14     "GAAP"...................................................................3
         1.15     "HBA Inventory"..........................................................3
         1.17     "Intellectual Property"..................................................4
         1.18     "Net Book Value of the Assets"...........................................4
         1.19     "Net Book Value of the Widmann Assets"...................................4
         1.20     "Other Group Members"....................................................4
         1.21     "Plan" or "Plans"........................................................4
         1.22     "Related Entity".........................................................4
         1.23     "Specified Losses".......................................................5
         1.24     "Stipulated Rate"........................................................5
         1.25     "Taxes"..................................................................5
         1.26     "Tax Returns"............................................................5
         1.27     "Toys/Sports Department Inventory".......................................5
         1.28     "Toy/Sports License Agreement"...........................................5
         1.29     "Trade Secrets"..........................................................5
         1.30     "Valley Fair Stores".....................................................6
         1.31     "Valley Fair Store Lease"................................................6
         1.32     "VCD Employee" ..........................................................6
         1.33     "VCD's Product Liability Obligations"....................................6
         1.34     "VCD's Warranty Claims"..................................................6
         1.35     "VCD Warehouse Facilities"...............................................6
         1.36     "VCD Warehouse Facilities  Leases".......................................6
         1.37     "WARN" ..................................................................6
         1.38     "Widmann Financial Statements"...........................................6
         1.39     "Widmann Product Liability Obligations"..................................7


         1.40     "Widmann Stock"..........................................................7
         1.41     "Widmann Warehouse Facility".............................................7
         1.42     "Widmann Warehouse Facility Lease".......................................7
         1.43     "Widmann Warranty Claims"................................................7

SECTION 2 - SALE AND PURCHASE OF ASSETS....................................................7
         2.1      Sale of Assets...........................................................7
         2.2      Excluded Assets..........................................................7
         2.3      Consideration............................................................8
         2.4      Asset Purchase Price And Payment.........................................8
                           (a)      Final Asset Purchase Price.............................8
                           (b)      Estimated Asset Purchase Price.........................8
                           (c)      Determination of Final Asset Purchase Price............8
                           (d)      Settlement of Final Asset Purchase Price..............10
         2.5      Allocation of Purchase Price............................................10
         2.6      Prorations..............................................................0
         2.7      Assumption of Liabilities...............................................11
         2.8      Unassumed Liabilities...................................................11
         2.9      Further Assurances......................................................12

SECTION 3 - PURCHASE OF WIDMANN STOCK.....................................................12
         3.1      Purchase of Widmann Stock...............................................12
         3.2      Inventory Taking........................................................12
         3.3      ........................................................................12
         3.4      Stock Purchase Price and Payment........................................12
                           (a)      Final Stock Purchase Price............................12
                           (b)      Estimated Stock Purchase Price........................12
                           (c)      Determination of Final Stock Purchase Price...........13
                           (d)      Settlement of Purchase Price..........................14
                           (e)      Purchase Price Adjustment for Specified Losses........14

SECTION 4 - CLOSING DATE AND EFFECTIVE DATE...............................................16

SECTION 5 - REPRESENTATIONS AND WARRANTIES OF VCD.........................................16
         5.1      Organization, Qualification and Authority of VCD........................17
                           (a)      Due Organization and Qualification....................17
                           (b)      Power and Authority to Conduct Business...............17
                           (c)      No Defaults or Violations.............................17
                           (d)      Power and Authority to Enter Into Agreements..........17
                           (e)      Due Execution and Enforceability......................18
         5.2      Title to Assets; No Claims, Liens, Etc..................................18
         5.3      Intellectual Property...................................................18
         5.4      Trade Secrets...........................................................18
         5.5      Contracts...............................................................18


         5.6      Toys/Sports Department Inventory........................................19
         5.7      Product Warranties......................................................19
         5.8      Tax Returns.............................................................19
         5.9      Pending Claims, Litigation and Governmental Proceedings.................19
         5.10     Judgments, Orders and Consent Decrees...................................20
         5.11     VCD Employees...........................................................20
         5.12     Labor Matters...........................................................20
         5.13     Employee Benefit Plans..................................................20
         5.14     Environmental Matters...................................................20
         5.15     OSHA Matters............................................................21
         5.16     Customer Deposits.......................................................21
         5.17     Compliance with Laws....................................................21
         5.18     Conduct of Business in Ordinary Course..................................21
         5.19     Broker's or Finder's Fees...............................................22
         5.20     Full Disclosure.........................................................22
         5.21     Duty of VCD to Make Inquiry.............................................22

SECTION 6 - REPRESENTATIONS AND WARRANTIES OF
         VALLEY FAIR AND WIDMANN..........................................................22
         6.1      Organization, Qualification and Authority of Valley Fair and Widmann....22
                           (a)      Due Organization and Qualification of Valley Fair.....22
                           (b)      Due Organization and Qualification of Widmann.........23
                           (c)      Power and Authority to Conduct Business...............23
                           (d)      No Defaults or Violations.............................23
                           (e)      Power and Authority to Enter Into Agreements..........23
                           (f)      Due Execution and Enforceability......................24
         6.2      Capital Structure.......................................................24
         6.3      Title to Shares and Widmann Assets......................................24
         6.4      Widmann Financial Statements............................................25
         6.5      Intellectual Property...................................................25
         6.6      Trade Secrets...........................................................25
         6.7      Licenses................................................................25
         6.8      Conduct of Business in Ordinary Course..................................25
         6.9      Environmental Matters...................................................26
         6.10     Taxes...................................................................26
         6.11     HBA Inventory...........................................................28
         6.12     Product Warranties......................................................28
         6.13     Real Property...........................................................28
         6.14     Tangible Personal Property..............................................28
         6.15     Other Property..........................................................29
         6.16     Banking Facilities......................................................29
         6.17     Loan Agreements, Etc....................................................29
         6.18     Other Contracts.........................................................29



         6.20     Employee Benefit Plans. ................................................34
         6.21     Insurance...............................................................34
         6.22     Pending Claims, Litigation and Governmental Proceedings.................35
         6.23     Judgments, Orders and Consent Decrees...................................35
         6.24     Employment/Labor Matters................................................35
         6.25     Customer Deposits.......................................................36
         6.26     Purchase Orders.........................................................36
         6.27     Compliance with Laws....................................................36
         6.28     Broker's or Finder's Fees...............................................36
         6.29     Full Disclosure.........................................................36
         6.30     Duty of Valley Fair to Make Inquiry.....................................36

SECTION 7 - REPRESENTATIONS AND WARRANTIES OF MAZEL.......................................37
         7.1      Organization, Qualification and Authority of Mazel......................37
                           (a)      Due Organization and Qualification....................37
                           (b)      Power and Authority to Conduct Business...............37
                           (c)      No Defaults or Violations.............................37
                           (d)      Power and Authority to Enter Into Agreements..........38
                           (e)      Due Execution and Enforceability......................38
         7.2      Judgments, Orders and Consent Decrees...................................38
         7.3      Broker's or Finder's Fees...............................................38
         7.4      Compliance with Laws....................................................38
         7.5      Full Disclosure.........................................................39
         7.6      Duty of Mazel to Make Inquiry...........................................39

SECTION 8 - COVENANTS OF VCD, WIDMANN AND/OR VALLEY FAIR..................................39
         8.1      Conduct and Preservation of Business....................................39
         8.2      Injunctions.............................................................40
         8.3      Conduct Prior to Effective Date.........................................40
         8.4      Resignations............................................................41
         8.5      Further Assurances......................................................42
         8.6      Widmann Tax Covenants...................................................42

SECTION 9 - CONDITIONS PRECEDENT TO BUYER'S OBLIGATION
   TO CLOSE ..............................................................................45
         9.1      Representations and Warranties True on Effective Date...................45
         9.2      Compliance with Agreement...............................................45
         9.3      Secretary's Certificate.................................................45
         9.4      Compliance Certificate..................................................46
         9.5      No Litigation...........................................................46
         9.6      Proceedings and Instruments Satisfactory................................46
         9.7      Consents and Approvals..................................................46
         9.8      Damage or Destruction...................................................46
         9.9      No Material Adverse Change..............................................46


         9.10     Warehouse Arrangements..................................................46
         9.11     Injunctions.............................................................46
         9.12     License Agreements......................................................46
         9.13     Insurance Arrangements..................................................47
         9.14     Valley Fair Store Lease.................................................47
         9.15     Dissolution of Widmann..................................................47
         9.16     Good Standing Certificates..............................................47
         9.17     Corporate Authority.....................................................47

SECTION 10 - CONDITIONS PRECEDENT TO VCD'S AND VALLEY FAIR'S
                                            OBLIGATION TO CLOSE...........................47
         10.1     Representations and Warranties True at the Effective Date...............47
         10.2     Compliance With Agreement...............................................47
         10.3     No Litigation...........................................................47
         10.4     License Agreements......................................................48
         10.5     Warehouse Arrangements..................................................48
         10.6     Insurance Arrangements..................................................48
         10.7     Valley Fair Store Lease.................................................48
         10.8     Proceedings and Instruments Satisfactory................................48
         10.9     Consents and Approvals..................................................48

SECTION 11 - FURTHER AGREEMENTS OF THE PARTIES............................................48
         11.1     Employees...............................................................48
         11.2     Nondisclosure...........................................................49

SECTION 12 - RISK OF LOSS.................................................................50
         12.1     Risk of Loss............................................................50

SECTION 13 - TERMINATION AND ABANDONMENT..................................................50
         13.1     Termination.............................................................50
         13.2     Notice of Termination...................................................50

SECTION 14 - INDEMNIFICATION AND REIMBURSEMENT............................................51
         14.1     Indemnification by VCD and Valley Fair..................................51
         14.2     Indemnification by Buyer and Mazel......................................52
         14.3     Claims for Reimbursement................................................53
         14.4     Defense of Third-Party Claims...........................................53
         14.5     Provisions Regarding Indemnities........................................54
                           (a)      Insurance Recoveries..................................54
                           (b)      Exclusivity...........................................54
                           (d)      Limitations on Liability..............................55
                           (e)      Waiver of Consequential and Punitive Damages..........55

SECTION 15 - MISCELLANEOUS PROVISIONS.....................................................55


         15.1     Costs and Expenses......................................................55
         15.2     Amendment and Modification..............................................55
         15.3     No Assignment...........................................................55
         15.4     Notices.................................................................56
         15.5     Counterparts............................................................57
         15.6     Headings................................................................57
         15.7     Recitals, Exhibits and Schedules........................................57
         15.8     Schedules and Exhibits..................................................57
         15.9     Waiver; Remedies........................................................57
         15.10    Governing Law...........................................................57
         15.11    Severability............................................................57
         15.12    Entire Agreement........................................................58

                       ASSET AND STOCK PURCHASE AGREEMENT
                       ----------------------------------


         THIS AGREEMENT, made and entered into as of the 14th day of July, 1997, by and among VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation and its direct and indirect subsidiaries identified on the signature pages herein (collectively, "VCD"), VALLEY FAIR CORPORATION, a Delaware corporation ("Valley Fair") (VCD and Valley Fair are sometimes referred to collectively herein as "Sellers"), L. F. WIDMANN, INC., a Pennsylvania corporation and a wholly-owned subsidiary of Valley Fair ("Widmann"), VCM, Ltd., an Ohio limited liability company ("Buyer"), and MAZEL STORES, INC., an Ohio corporation ("Mazel") is to evidence the following agreements and understandings:


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, VCD owns and operates retail department stores specializing in the sale of retail merchandise consisting in part of certain toys and sporting goods departments (the "Toys/Sports Departments") located in the VCD department stores;

         WHEREAS, Widmann operates the health and beauty aids departments in the VCD department stores and the two department stores operated by Valley Fair (the "HBA Departments") and operates health and beauty aid retail stores at other locations (the "Non- VCD Stores"), each of which is listed on EXHIBIT "A" hereof;

         WHEREAS, VCD, through its indirect wholly-owned subsidiary, GB Retailers, Inc., a Delaware corporation, and Mazel, through its indirect wholly-owned subsidiary, Odd Job Trading Corp., a New York corporation, each own fifty percent (50%) membership interests in Buyer and have formed Buyer for the purpose of acquiring and operating the Toys/Sports Departments and acquiring and operating Widmann;

         WHEREAS, Buyer desires to purchase from VCD, and VCD desires to sell to Buyer, substantially all of the properties, rights and assets of VCD used in connection with the operation of the Toys/Sports Departments on the terms and conditions hereinafter set forth;

         WHEREAS, Valley Fair owns all of the issued and outstanding shares of Widmann; and

         WHEREAS, Buyer desires to purchase from Valley Fair 100% of the issued and outstanding capital stock of Widmann.

         NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                             SECTION 1 - DEFINITIONS
                             -----------------------

         Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 1.

1.1 "ASSETS" means the following assets, rights, interests and properties of VCD:

         (a)      All Toys/Sports Department Inventory;

         (b) Packaging and labeling material and sales literature relating exclusively to the Toys/Sports Department Inventory;

         (c) All of VCD's Warranty Claims relating exclusively to the Toys/Sports Department Inventory;

         (d) All books, accounts, and records relating exclusively to the Toys/Sports Department Inventory;

         (e) VCD's unfulfilled purchase commitments relating to the Toys/Sports Department Inventory (the "Purchase Orders") as identified on SCHEDULE 1.1(e), which Schedule shall be separately provided to Buyer at the same time as the Asset Closing Statement; and

         (f) VCD's equipment, machinery, vehicles, leasehold improvements, warehouse supplies and other fixed assets relating exclusively to the Toys/Sports Department Inventory as identified on
                  SCHEDULE 1.1(f).

1.2 "ASSET CLOSING STATEMENT" means the portion of the balance sheet of VCD that pertains to the Assets, as of the Effective Date, prepared by VCD in a manner consistent with its normal practices for financial accounting purposes.

1.3 "AUDITED STOCK CLOSING STATEMENT" means the balance sheet of Widmann reflecting the assets and liabilities of Widmann (excluding the Excluded Widmann Assets) as of the

Effective Date, prepared in accordance with GAAP, and as audited by Alpern, Rosenthal & Company.

1.4 "BUYER'S PRODUCT LIABILITY OBLIGATIONS" means any claims for product liability (whether for bodily injury or death or property loss or damage or otherwise) arising from inventory sold by Buyer on or after the Effective Date.

1.5 "CLOSING" means the Closing defined in Section 4.

1.6 "CLOSING DATE" means the Closing Date defined in Section 4.

1.7 "CLAIMS" means all liens, encumbrances, security interests, mortgages, charges, equities, interests, options or pledges of every kind, nature and description.

1.8 "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

1.9 "CODE" means the Internal Revenue Code of 1986 and any amendments, predecessor laws, or successor laws.

1.10 "DAMAGES" means all liabilities, deficiencies, losses, costs or expenses, including, but not limited to, reasonable attorneys' and other professional fees, costs of litigation, interest and penalties.

1.11 "EFFECTIVE DATE" means the end of August 2, 1997.

1.12 "ERISA" means the Employee Retirement Income Securities Act of 1974, as amended.

1.13 "EXCLUDED WIDMANN ASSETS" means the Widmann Warehouse Facility and the Valley Fair Stores.

1.14 "GAAP" means generally accepted accounting principles consistently applied.

1.15 "HBA INVENTORY" means, collectively, the inventory owned by Widmann and located in the HBA Departments, the Non-VCD Stores and the Widmann Warehouse Facility and the replenishment inventory and all related points of sale inventory, i.e., displays, display headers (on pallets and dies) and components thereof.

1.16 "HBA LICENSE AGREEMENTS" means the license agreements by and between Buyer and VCD and by and between Buyer and Valley Fair with respect to the HBA Departments in the form attached as SCHEDULE 1.16.

1.17 "INTELLECTUAL PROPERTY" includes, but is not limited to: all Trade Secrets, patents, and patent applications, if any, trade names, trademarks, trade dress, logos and service marks (whether domestic or foreign, registered or unregistered), and all copyrights (registered or unregistered).

1.18 "NET BOOK VALUE OF THE ASSETS" means the adjusted book value of the Assets as of the Effective Date based on the books and records of VCD maintained for financial accounting purposes, which in the case of Toys/Sports Department Inventory reflect VCD's normal and customary shrinkage factor of three percent (3%).

1.19 "NET BOOK VALUE OF THE WIDMANN ASSETS" means the adjusted book value of the Widmann assets, reduced by the liabilities of Widmann, as of the Effective Date based on the books and records of Widmann maintained for financial accounting purposes excluding the Excluded Widmann Assets.

1.20 "OTHER GROUP MEMBERS" has the meaning set forth in Section 6.10(a).

1.21 "PLAN" OR "PLANS" means any: single and/or multi-employer "employee benefit plan" as defined by Section 3(3) and/or Section 3(37) of ERISA, fringe benefit plan as defined in Code Section 6039D and any other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock purchase, tax-sheltered annuity, medical reimbursement, stay, flexible benefit, cafeteria, hospitalization, disability insurance, accident, workers compensation, accident, savings, severance, supplemental unemployment, layoff, golden parachute, executive compensation, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, contract, fund, arrangement, program, practice, agreement, policy or understanding (whether written or oral, formal or informal, qualified or nonqualified, and whether or not in effect at the Effective Date), and any trust, escrow, custody or other agreement related thereto, which provides or provided benefits, or describes policies or procedures applicable to any officer, employee, agent, representative, service provider, former officer or former employee or the dependents of any thereof, regardless of whether funded.

1.22 "RELATED ENTITY". means any entity required to be aggregated with VCD or Widmann, as the context requires, under Code Section 414.

1.23 "SPECIFIED LOSSES" means the net losses realized by Buyer within two (2) years of the Effective Date (based on Buyer's books and records maintained for financial accounting purposes prepared on a basis consistent with Widmann's past practices) directly attributable to (i) moving the HBA Inventory from the Widmann Warehouse Facility to a different warehouse facility, and (ii) closing any of the Non-VCD Stores, but excluding losses incurred in the operation of a Non-VCD Store prior to the date of the final determination by Buyer to close such store. For purposes of calculating the net losses realized by Buyer under this definition, items of income or loss realized by Buyer from matters not identified in (i) or (ii) of the preceding sentence shall not be taken into account.

1.24 "STIPULATED RATE" means the rate of interest publicly announced as the "prime rate" of interest by National City Bank, Cleveland (or its successor) and will float on a daily basis.

1.25 "TAXES" shall mean any taxes, charges, fees, levies, penalties, or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, use, gross receipts, transfer, franchise, capital stock, net worth, equity, payroll, gains, withholding, ad valorem, social security, or other taxes including any interest, penalties or additions attributable to taxes.

1.26 "TAX RETURNS". shall mean any return, report or information return required to be filed with any taxing authority with respect to Taxes.

1.27 "TOYS/SPORTS DEPARTMENT INVENTORY" means, collectively, the inventory owned by VCD and located in the Toys/Sports Departments, in lay-away or at the VCD Warehouse Facilities and the replenishment inventory and all related point-of-sale inventory, i.e., displays, display headers (on pallets and dies) and components thereof that relates exclusively to the Toys/Sports Departments, as and to the extent such inventory is identified on SCHEDULE 1.27.

1.28 "TOY/SPORTS LICENSE AGREEMENT" means the license agreement by and between Buyer and VCD with respect to the Toys/Sports Departments in the form attached as SCHEDULE 1.28.

1.29 "TRADE SECRETS" includes, but is not limited to any confidential computer software and data bases, records, development data and reports, quality control specifications, cost analysis, flow charts, process sheets, "know-how", memoranda, customer lists, vendor lists, or other confidential information relating to sales, pricing and marketing data and any other confidential information of like nature.

1.30 "VALLEY FAIR STORES" means the real property currently owned by Widmann and to be distributed to Valley Fair prior to the Effective Date on which the three
(3) Non-VCD stores identified on SCHEDULE 1.30 operate.

1.31 "VALLEY FAIR STORE LEASE" means the master store lease in the form attached as SCHEDULE 1.31, pertaining to the Valley Fair Stores.

1.32 "VCD EMPLOYEE" means any person employed by VCD pursuant to either a contractual or at will relationship who works for VCD at the VCD Warehouse Facilities in connection with the Toys/Sports Department Inventory or is a buyer with respect to the Toys/Sports Department Inventory.

1.33 "VCD'S PRODUCT LIABILITY OBLIGATIONS" means any claims for product liability (whether for bodily injury or death or property loss or damage or otherwise) in respect of the Toys/Sports Department Inventory sold by VCD prior to the Effective Date.

1.34 "VCD'S WARRANTY CLAIMS" means all warranty, indemnification, or other contract claims of VCD against third parties whether implied, express or otherwise, or refunds due to VCD from third party manufacturers, vendors, or carriers arising from or relating to the sale of the Toys/Sports Department Inventory.

1.35 "VCD WAREHOUSE FACILITIES" means the warehouse located at 2025 Corvair Avenue, Columbus, Ohio, leased by VCD and one-half (1/2) of the warehouse located at 2020 Corvair Avenue, Columbus, Ohio, leased by VCD.

1.36 "VCD WAREHOUSE FACILITIES LEASES" means the two (2) leases in the form attached as SCHEDULE 1.36 pertaining to the VCD Warehouse Facilities.

1.37 "WARN" means the Worker Adjustment Retraining Notification Act of 1988.

1.38 "WIDMANN FINANCIAL STATEMENTS" means the balance sheets of Widmann as of January 28, 1996 and February 2, 1997, and the related operating statements for the fiscal years then ended, attached hereto as SCHEDULE 1.38, each audited by Alpern, Rosenthal & Company as a part of their audit of the consolidated financial statements of Valley Fair and without a separate audit report for the Widmann financial statements. Also attached as part of schedule 1.38 is a statement providing the adjusted cost basis of the Widmann assets for federal income tax purposes as of February 2, 1997.

1.39 "WIDMANN PRODUCT LIABILITY OBLIGATIONS" means any claim for product liability (whether for bodily injury or death or property loss or damage or otherwise) in respect of the HBA Inventory sold by Widmann prior to the Effective Date.

1.40 "WIDMANN STOCK" means all of the capital stock of Widmann consisting of 51 shares of common stock, $2121.50 par value per share, all of which 51 shares are issued and outstanding.

1.41 "WIDMANN WAREHOUSE FACILITY" means the warehouse located at Clinton County Industrial Park, McElhattan, Pennsylvania currently owned by Widmann but to be distributed to Valley Fair prior to the Effective Date.

1.42 "WIDMANN WAREHOUSE FACILITY LEASE" means the one (1) lease in the form attached as SCHEDULE 1.42.

1.43 "WIDMANN WARRANTY CLAIMS" means all warranty, indemnification, or other contact claims of Widmann against third parties whether implied, express or otherwise, or refunds due to Widmann from third party manufacturers, vendors, carriers or utilities arising from or relating to the sale of HBA Inventory.

                     SECTION 2 - SALE AND PURCHASE OF ASSETS
                     ---------------------------------------

2.1 SALE OF ASSETS. Subject to the terms and conditions of this Agreement, VCD agrees to sell, transfer, assign, grant, set-over and deliver the Assets to Buyer, free and clear of all Claims of title to the Assets excepting only the Excluded Assets (as defined in Section 2.2).

         The Assets of VCD constituting tangible personal property shall be conveyed to Buyer by execution and delivery of a General Assignment and Bill of Sale in the form attached hereto as EXHIBIT "B".

2.2 EXCLUDED ASSETS. Buyer shall not purchase or acquire hereunder any right, title or interest in or to any of the properties, rights or assets of VCD not described in Section 2.1 hereof (collectively, the "Excluded Assets"). Such Excluded Assets include, but are not limited to (a) any right, title, interest, liability or obligation of VCD or of any Related Entity under any Plans adopted by VCD or by any Related Entity in favor of the employees of VCD or of any Related Entity, or under any trust agreement, escrow or custody arrangement related to any Plan, (b) VCD's franchise to be a corporation and its articles of incorporation, corporate seal, minute books, stock books and other corporate records pertaining to its corporate existence and (c) any Intellectual Property owned by VCD.

2.3 CONSIDERATION. Upon the terms and subject to the conditions set forth in this Agreement and in consideration for the Assets, Buyer shall pay and remit to VCD the Final Asset Purchase Price (as defined in Section 2.4 hereof) in the manner described in Section 2.4 hereof.

2.4 ASSET PURCHASE PRICE AND PAYMENT.

         (a) FINAL ASSET PURCHASE PRICE. The aggregate purchase price payable to VCD for the Assets (the "Final Asset Purchase Price") will be an amount equal to the Net Book Value of the Assets as shown on the books and records of VCD as determined pursuant to Section 2.4(c), plus or minus the proration adjustments described in Section 2.6.

         (b) ESTIMATED ASSET PURCHASE PRICE. The amount payable to VCD at Closing ("Estimated Asset Purchase Price") shall be based on the "Estimated Asset Closing Statement" provided to Buyer on the Closing Date, which presents VCD's best estimate of the Net Book Value of the Assets on the Effective Date, PLUS OR MINUS the proration adjustments described in Section 2.6. The

                  Estimated Asset Purchase Price reduced by (in order to reflect that such amount is being paid prior to the Effective Date) interest thereon at the Stipulated Rate calculated from the Closing Date through the Effective Date shall be paid by wire transfer of immediately available funds to an account designated by VCD pursuant to wire transfer instructions that VCD will deliver to Buyer not less than two (2) business days prior to the Closing Date.

         (c)      DETERMINATION OF FINAL ASSET PURCHASE PRICE.

                  (i) VCD shall, on or before the forty-fifth (45th) day following the Closing Date, cause to be prepared and delivered to Buyer, at Buyer's expense, the Asset Closing Statement reflecting VCD's determination of the Net Book Value of the Assets and a statement providing the adjusted cost basis of the Assets for federal income tax purposes as of the Effective Date. Buyer shall be entitled to inspect and review the work papers, other materials, reporting methodologies, and reporting systems used by VCD to prepare the Asset Closing Statement. Buyer shall also be entitled to conduct due diligence, which may include physical inspections and pricing checks at the Toys/Sports Departments and the VCD Warehouse to ensure that the Asset Closing Statement accurately reflects the Net Book Value of the Assets. The Asset

                  Closing Statement shall be accompanied by a schedule showing, in reasonable detail, the manner and method in which VCD made its determination of the Net Book Value of the Assets. If after such review Buyer does not object to the amounts reflected on the Asset Closing Statement, the Net Book Value of the Assets shall be based on such statement for purposes of determining the Final Asset Purchase Price.

                  (ii) If Buyer has any objection to any amounts reflected on the Asset Closing Statement, Buyer shall so notify VCD in writing, within thirty (30) days after its receipt of the Asset Closing Statement, specifying its objections in reasonable detail. Buyer and VCD shall attempt to resolve any disputed amounts. If they are unable to reach a resolution within thirty (30) days of written notice of objection to VCD, then the disputed items shall be resolved as provided in
                  Section 2.4(c)(iii).

                  (iii) VCD and Buyer shall submit the remaining disputed items to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association (hereinafter the "AAA"), using a mutually agreed upon neutral Mediator. The locale of such mediation shall be in Columbus, Ohio. If Buyer and VCD cannot mutually agree upon a Mediator, one will be selected in accordance with the Rules of the AAA. Any administrative fees that may be levied by the AAA and the costs of the Mediator shall be borne equally by Buyer and VCD. Each party shall bear its own costs and attorneys fees. The parties may, by written agreement, forego mediation. If they are unable to reach a resolution through mediation, the items remaining in dispute shall be submitted for resolution to the accounting firm of Arthur Anderson or another national certified public accounting firm reasonably satisfactory to Buyer and VCD (the "Deciding CPA's"). The Deciding CPA's shall be instructed by VCD and Buyer to determine and report to the parties within twenty (20) business days after submission of such remaining disputed items (or as soon thereafter as the Deciding CPA's deem practicable), and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Deciding CPA's shall be allocated between VCD and Buyer in the same proportion that the aggregate amount of the disputed amounts, as finally determined by the Deciding CPA's, bears to the total sum of disputed amounts. The Deciding CPA's shall have no right, authority or discretion to employ any accounting standard or principles except for those used by VCD in accordance with GAAP.

         (d) SETTLEMENT OF FINAL ASSET PURCHASE PRICE. To the extent that the Final Asset Purchase Price, as finally determined pursuant to Section 2.4(c), is greater or less than the Estimated Asset Purchase Price (such excess or deficiency being hereinafter referred to as the "Adjustment"), not later than the third
                  (3rd) business day following the date upon which the Final Asset Purchase Price is finally determined, Buyer shall pay to VCD (if the Final Asset Purchase Price is greater than the Estimated Asset Purchase Price) or VCD shall pay to Buyer (if the Final Asset Purchase Price is less than the Estimated Asset Purchase Price), by certified check or by wire transfer of immediately available federal funds pursuant to wire transfer instructions received at least two (2) days prior to the date of payment, the amount of the Adjustment plus interest thereon at the Stipulated Rate calculated from the Effective Date to the date of payment of such amounts.

2.5 ALLOCATION OF PURCHASE PRICE. The Final Asset Purchase Price represents the amount agreed upon by the parties to be the fair market value of the Assets. The Final Asset Purchase Price shall be allocated for income tax purposes among the Assets in accordance with the amounts ultimately agreed upon by the parties for each class of Assets as determined pursuant to Section 2.4 above, which allocation shall be consistent with Code Section 1060 ("Purchase Price Allocation"). Each of the parties hereby covenants and agrees that it will not take a position on any federal, state or local tax return, before any governmental agency charged with the collection of any tax, or in any judicial proceeding that is in any way inconsistent with the Purchase Price Allocation and will cooperate with one another in the timely filing consistent with such Purchase Price Allocation on Form 8594 with the Internal Revenue Service.

2.6 PRORATIONS. The following items shall be prorated as of the Effective Date to the extent that VCD has paid for such items for any period after the Effective Date or Buyer will be required to pay such items for any period prior to the Effective Date:

         (a) Personal property taxes and other taxes with respect to the Assets;

         (b) amounts payable by VCD or Buyer in respect of the use and occupancy of the VCD Warehouse Facilities ; and

         (c)      any other item that may be mutually agreed to by the parties.

         Any net amount owed hereunder shall be paid within thirty (30) days following the Closing Date by the party owing such amount.

2.7 ASSUMPTION OF LIABILITIES.

         Buyer and VCD agree that Buyer is assuming and accepting any debts, liabilities or obligations of VCD, contingent or non-contingent, liquidated or unliquidated, asserted or unasserted under the Purchase Orders and Buyer's Product Liability Obligations (collectively, the "VCD Assumed Liabilities").

2.8 UNASSUMED LIABILITIES. Other than the VCD Assumed Liabilities and Buyer's obligations prescribed in the VCD Warehouse Facilities Leases, the Toy/Sports License Agreement, and the HBA License Agreements, Buyer shall not assume or be liable to VCD or any other person or entity for or in respect of any debts, liabilities and obligations of VCD whatsoever, including but not limited to, the following debts, liabilities and obligations of VCD:

         (a) Any debt, liability or obligation of VCD to taxing or other governmental authorities for any foreign or domestic, federal, state or local income taxes or similar taxes based upon the income of VCD;

         (b) Any debt, liability or obligation of VCD with respect to any event that shall have occurred on or prior to the Effective Date whether or not such event and the liability relating thereto is insured against under any of the coverages under the insurance policies and/or self-insurance programs of VCD;

         (c)      VCD's Product Liability Obligations;

         (d) Any debt, liability or obligation of VCD under or in respect of any compensation or benefit plan, policy or arrangement in favor of the employees of VCD;

         (e) Any debt, liability or obligation of VCD to any of its shareholders, directors, officers or employees arising out of the transactions contemplated hereby, including, without limitation, any liability for severance or termination pay; or

         (f) Any debt, liability, cost, contribution, or obligation of VCD or of any Related Entity arising from or relating to, directly or indirectly, any Plan of VCD or of any Related Entity, including, but not limited to, excise taxes, interest, and penalties, and whether to current or former employees, retired employees, alternative payees under qualified domestic relations orders, any eligible participants, or the beneficiaries of any such party or parties, to the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other government agency, to any multi-employer plan or fund or to any other party, and Buyer shall not be a successor employer under any such Plan.

2.9 FURTHER ASSURANCES. VCD, from time to time after the Closing Date, at Buyer's request and expense, shall execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certificates and further assurances as Buyer may reasonable require to vest more effectively in Buyer or to put Buyer more fully in possession of, any of the Assets.

                      SECTION 3 - PURCHASE OF WIDMANN STOCK
                      -------------------------------------

3.1 PURCHASE OF WIDMANN STOCK. Pursuant to the terms and provisions of this Agreement and subject to the conditions hereinafter set forth, on the Closing Date, Buyer shall purchase from Valley Fair, and Valley Fair shall sell, assign, tender and deliver to Buyer all of the issued and outstanding Widmann Stock free and clear of all Claims thereon.

3.2 INVENTORY TAKING. Preceding the Effective Date, a "wall-to-wall" physical inventory of the HBA Inventory to be purchased on such date will be conducted at the HBA Warehouse Facility, the HBA Departments and the Non-VCD Stores by a third party selected by Valley Fair and by Mazel. Buyer will pay the expense of such inventory taking. In order to facilitate the taking of the "wall-to-wall" physical inventory, no HBA Inventory shall be shipped and no goods or materials shall be received during the taking of such physical inventory. Representatives of Mazel and Valley Fair shall be entitled to participate at their respective cost and expense in the observation of the taking of the physical inventory.

3.3 STOCK PURCHASE PRICE AND PAYMENT.

         (a) FINAL STOCK PURCHASE PRICE. The aggregate purchase price payable to Valley Fair for the Widmann Stock (the "Final Stock Purchase Price") will be an amount equal to the Net Book Value of the Widmann Assets as shown on the books and records of Widmann as determined pursuant to Section 3.3(c).

         (b) ESTIMATED STOCK PURCHASE PRICE. The amount payable to Valley Fair at Closing ("Estimated Stock Purchase Price") shall be based on an estimated stock closing statement provided to Buyer on the Closing Date, which presents Valley Fair's best estimate of the Net Book Value of the Widmann Assets. The Estimated Stock Purchase Price reduced by (in order to reflect that such amount is being paid prior to the Effective Date) interest thereon at the Stipulated Rate calculated from the Closing Date through the Effective Date shall be paid by wire transfer of immediately available funds to an account designated by Valley Fair pursuant to wire transfer instructions that Valley Fair will deliver to Buyer not less than two (2) business days prior to the Closing Date.

         (c)      DETERMINATION OF FINAL STOCK PURCHASE PRICE.

                  (i) Valley Fair shall, on or before the forty-fifth (45th) day following the Closing Date, cause to be prepared and delivered to Buyer, at Buyer's expense, the Audited Stock Closing Statement reflecting Valley Fair's accountant's determination of the Net Book Value of the Widmann Assets and a statement providing the adjusted cost basis of the Widmann assets for federal income tax purposes as of the Effective Date. Buyer (or its accountants) shall be entitled to inspect and review the work papers, other materials, reporting methodologies, and reporting systems used by Valley Fair and its accountants to prepare the Audited Stock Closing Statement. Buyer shall also be entitled to conduct due diligence, which may include physical inspections and pricing checks at the HBA Departments, Non-VCD Stores, and the Widmann Warehouse Facility to ensure that the Audited Stock Closing Statement accurately reflects the Net Book Value of the Widmann Assets. If Mazel does not object to the amounts reflected on the Audited Stock Closing Statement, the Net Book Value of the Widmann Assets shall be based on such statement for purposes of determining the Final Stock Purchase Price.

                  (ii) If Buyer has any objection to any amounts reflected on the Audited Stock Closing Statement, Buyer shall so notify Valley Fair in writing, within thirty (30) days after its receipt of the Audited Stock Closing Statement, specifying its objections in reasonable detail. Buyer and Valley Fair shall attempt to resolve any disputed amounts. If they are unable to reach a resolution within thirty (30) days of written notice of objection to Valley Fair, then the disputed items shall be resolved as provided in Section 3.3(c)(iii).

                  (iii) Valley Fair and Buyer shall submit the remaining disputed items to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association (hereinafter the "AAA"), using a mutually agreed upon neutral Mediator. The locale of such mediation shall be in Columbus, Ohio. If Buyer and Valley Fair cannot mutually agree upon a

                  Mediator, one will be selected in accordance with the Rules of the AAA. Any administrative fees that may be levied by the AAA and the costs of the Mediator shall be borne equally by Buyer and Valley Fair. Each party shall bear its own costs and attorneys fees. The parties may, by written agreement, forego mediation. If they are unable to reach a resolution through mediation, the items remaining in dispute shall be submitted for resolution to the accounting firm of Arthur Anderson or another national certified public accounting firm reasonably satisfactory to Buyer and Valley Fair (the "Deciding CPA's"). The Deciding CPA's shall be instructed by Valley Fair and Buyer to determine and report to the parties within twenty
                  (20) business days after submission of such remaining disputed items (or as soon thereafter as the Deciding CPA's deem practicable), and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Deciding CPA's shall be allocated between Valley Fair and Buyer in the same proportion that the aggregate amount of the disputed amounts, as finally determined by the Deciding CPA's, bears to the total sum of disputed amounts. The Deciding CPA's shall have no right, authority or discretion to employ any accounting standard or principles except for those used by Widmann in accordance with GAAP.

         (d) SETTLEMENT OF PURCHASE PRICE. To the extent that the Final Stock Purchase Price, as finally determined pursuant to
                  Section 3.3(c), is greater or less than the Estimated Stock Purchase Price (such excess or deficiency being hereinafter referred to as the "Adjustment"), not later than the third
                  (3rd) business day following the date upon which the Final Stock Purchase Price is finally determined, Buyer shall pay to Valley Fair (if the Final Stock Purchase Price is greater than the Estimated Stock Purchase Price) or Valley Fair shall pay to Buyer (if the Final Stock Purchase Price is less than the Estimated Stock Purchase Price), by certified check or by wire transfer of immediately available federal funds pursuant to wire transfer instructions received at least two (2) days prior to the date of payment, the amount of the Adjustment plus interest thereon at the Stipulated Rate calculated from the Effective Date to the date of payment of such amounts.

         (e)      PURCHASE PRICE ADJUSTMENT FOR SPECIFIED LOSSES.

                  (i) Buyer shall cause to be prepared and delivered to Valley Fair, at Buyer's expense, two statements, one for each fiscal year following the Effective Date (the "Specified Losses Statements"), showing in detail the computation of the amount of the Specified Losses actually realized during each of the twelve fiscal month periods ending nearest to the first two anniversaries of the Effective Date. Valley Fair (or its accountants) shall be entitled to inspect and review the work papers, other materials, reporting methodologies, and reporting systems used by Buyer to prepare each Specified Losses Statement. Valley Fair shall also be entitled to conduct due diligence, which may include physical inspections and pricing checks at the HBA Departments, Non-VCD Stores, and the Widmann Warehouse Facility to ensure that each Specified Losses Statement accurately reflects the Specified Losses for the period. If Valley Fair does not object to the amounts reflected on a Specified Losses Statement, the Specified Losses for that period shall be as set forth in the Specified Losses Statement. However, if Valley Fair has any objection to any amounts reflected on a Specified Losses Statement, Valley Fair shall so notify Buyer in writing within thirty (30) days after its receipt of the Specified Losses Statement, specifying its objections in reasonable detail. Buyer and Valley Fair shall attempt to resolve any disputed amounts. If they are unable to reach a resolution within thirty (30) days of written notice of objection to Buyer, then the disputed items shall be resolved as provided in Section 3.3(e)(ii).

                  (ii) Valley Fair and Buyer shall submit the remaining disputed items to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association (hereinafter the "AAA"), using a mutually agreed upon neutral Mediator. The locale of such mediation shall be in Columbus, Ohio. If Buyer and Valley Fair cannot mutually agree upon a Mediator, one will be selected in accordance with the Rules of the AAA. Any administrative fees that may be levied by the AAA and the costs of the Mediator shall be borne equally by Buyer and Valley Fair. Each party shall bear its own costs and attorneys fees. The parties may, by written agreement, forego mediation. If they are unable to reach a resolution through mediation, the items remaining in dispute shall be submitted for resolution to the accounting firm of Arthur Anderson or another national certified public accounting firm reasonably satisfactory to Buyer and Valley Fair (the "Deciding CPA's"). The Deciding CPA's shall be instructed by Valley Fair and Buyer to determine and report to the parties within twenty
                  (20) business days after submission of such remaining disputed items (or as soon thereafter as the Deciding CPA's deem practicable), and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Deciding CPA's shall be allocated between Valley Fair and Buyer in the same proportion that the aggregate amount of the disputed amounts, as finally determined by the Deciding CPA's, bears to the total sum of disputed amounts. The Deciding CPA's shall have no right, authority or discretion to employ any accounting standard or principles except for those used by Widmann in accordance with GAAP.

                  (iii) Upon the final determination of the Specified Losses, if any, for each one of the two fiscal years, Valley Fair shall refund the portion of the Final Stock Purchase Price equal to
                  (i) one-third of the cumulative total Specified Losses for both years that are less than or equal to Six Million Dollars ($6,000,000), plus (ii) the amount of the cumulative total Specified Losses for both years in excess of Six Million Dollars ($6,000,000). Additionally, the license fee provided under the Toys/Sports License Agreement shall be reduced from 11% of net sales to 10% of net sales (as defined in the Toys/Sports License Agreement) until the time that the cumulative amount of the 1% reductions equal the amount of the Specified Losses not otherwise refunded to Buyer under the above provisions of this Section 3.3(e) (which amount will not exceed Four Million Dollars ($4,000,000)).

                   SECTION 4 - CLOSING DATE AND EFFECTIVE DATE
                   -------------------------------------------

          The transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and shall be effective as of the end of August 2, 1997 unless otherwise agreed to by the parties hereto. The Closing will occur at the offices of Porter, Wright, Morris & Arthur, 41 South High Street, Columbus, Ohio on or before August 1, 1997 (the "Closing Date"). Concurrently with the Closing, Buyer will deliver to Seller, and Seller will deliver (or cause to be delivered) to Buyer, those agreements and certificates required to be delivered hereunder.


                SECTION 5 - REPRESENTATIONS AND WARRANTIES OF VCD
                -------------------------------------------------

         In order to induce Buyer to purchase the Assets and perform its other obligations herein, VCD hereby makes the following representations, warranties and covenants, each of which shall be true and correct on the date hereof and shall be true and correct on the Effective Date and which shall survive the Effective Date to the extent specified in Section 14 herein.

5.1 ORGANIZATION, QUALIFICATION AND AUTHORITY OF VCD.

         (a) DUE ORGANIZATION AND QUALIFICATION. VCD is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is qualified to transact business as a foreign corporation in all jurisdictions where the nature of its business or the ownership, leasing or operation of VCD's properties or assets requires qualification and where the failure to so qualify would have a material adverse effect on the business, results of operations or financial condition of VCD.

         (b) POWER AND AUTHORITY TO CONDUCT BUSINESS. VCD has the full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such property is owned or leased and its business is conducted by it. VCD possesses all permits and licenses from state, local, or Federal agencies or subdivisions necessary to operate its business, all of which are in full force and effect, the absence of which permits and licenses would have a material adverse effect on the business, results of operations or financial condition of VCD.

         (c) NO DEFAULTS OR VIOLATIONS. As of the Effective Date, except as disclosed in SCHEDULE 5.1(c), the execution and delivery of this Agreement, and the performance of the obligations by VCD under this Agreement: (i) will not violate, contravene, be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under or violation of: (A) any provision of law; (B) any order, rule or regulation of any court, arbitrator or other agency of government; (C) any provision of the Articles of Incorporation or Code of Regulations of VCD; or (D) any lease, indenture, agreement or other instrument to which VCD, or any of the Assets is or may be bound; (ii) will not result in the creation or imposition of any Claim of any nature whatsoever upon the Assets.

         (d) POWER AND AUTHORITY TO ENTER INTO AGREEMENTS. VCD has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements provided for herein by and on behalf of VCD. No consent, approval or authorization of, or registration, declaration, or filing with any court, governmental authority (federal, state or local), collective bargaining unit, lending institution or other third party is required in connection with the execution and delivery by VCD of this Agreement or its performance of, or compliance with, the terms, provisions, and conditions hereof.

         (e) DUE EXECUTION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement and the other agreements provided for herein by and on behalf of VCD have been duly and validly authorized and approved by the Board of Directors of VCD. VCD has taken and will take all such other corporate action as is necessary or required to enter into, execute and deliver this Agreement and the other agreements provided for herein and to perform its obligations hereunder and thereunder. This Agreement and the other agreements provided for herein constitute the valid and legally binding obligations of VCD, enforceable against VCD in accordance with their respective terms and conditions (except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles).

5.2 TITLE TO ASSETS; NO CLAIMS, LIENS, ETC. As of the Effective Date, VCD will have good and marketable title to all of the Assets to be transferred and sold to Buyer on the Effective Date, free and clear of all Claims whatsoever.

5.3 INTELLECTUAL PROPERTY. VCD has not received any notification, and has no knowledge that it has infringed, nor is now infringing, on any trade name, trademark, service mark or copyright belonging to any other person, firm, or corporation relating to the Assets. To the knowledge of VCD, it owns or holds adequate licenses or other rights to use all trademarks, service marks, trade names, and copyrights necessary for its business as now conducted, and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others relating to the Assets.

5.4 TRADE SECRETS. To the knowledge of VCD, it is not using, or in any way making use of, any Trade Secrets of any third party relating to the Assets in violation of the rights of any such third party.

5.5 CONTRACTS. Except for this Agreement and as set forth on SCHEDULE 5.5, VCD is not, and on the Closing Date will not be a party to any contracts or commitments (whether oral or written), including, without limitation, any franchise agreement, licensing agreement, sales representative agreement, distributorship agreement, or employment agreement, that relates exclusively to the sale of the Toys/Sports Department Inventory.

5.6 TOYS/SPORTS DEPARTMENT INVENTORY.

         (a) To be attached hereto as SCHEDULE 1.27 (which Schedule shall be separately furnished to Buyer at the same time the Asset Closing Statement is provided to Buyer pursuant to Section 2.4(c)(i), initialed by the parties hereto and deemed delivered hereunder) are the stock ledgers prepared under VCD's customary practices that completely and accurately in all material respects identify the cost to VCD (computed using the retail method) of all Toys/Sports Department Inventory owned by VCD on the Effective Date with such costs adjusted to reflect VCD's normal and customary shrinkage factor of 3% used for financial accounting purposes in accordance with GAAP.

         (b) All of the Toys/Sport Department Inventory is located at the VCD Warehouse Facilities and/or at the Toys/Sports Departments and/or in transit between the two and is owned by VCD, and none of such inventory is on consignment from, or has been consigned to others.

5.7 PRODUCT WARRANTIES. Except for any manufacturer's warranties or those implied by law, there are no outstanding product warranty obligations of VCD, nor any representations, guarantees or indemnifications given or made by VCD in connection with the sale of Toys/Sports Department Inventory.

5.8 TAX RETURNS. VCD has filed with the Internal Revenue Service and with all other appropriate foreign, federal, state, provincial and local governmental agencies, and will continue to file through and after the Effective Date, all personal property tax returns and tax reports required to be filed by VCD in respect of its ownership of the Assets prior to the Effective Date and has paid and will pay or continue to pay when due all amounts due in connection therewith. No claims for assessment or collection of taxes in respect of the Assets has been asserted against VCD, and VCD does not know of any proposed tax assessment against or in respect of the Assets. There are no tax liens on the Assets.

5.9 PENDING CLAIMS, LITIGATION AND GOVERNMENTAL PROCEEDINGS. Set forth on
SCHEDULE 5.9 is a list and description of each complaint, claim, suit, action, arbitration or regulatory, administrative, or governmental proceeding or investigation or any other proceeding or investigation relating to the Assets filed against or commenced by VCD in the last year. Except as set forth on
SCHEDULE 5.9, no proceeding or investigation is pending or, to the knowledge of VCD, threatened against VCD which relates to or affects the Assets.

5.10 JUDGMENTS, ORDERS AND CONSENT DECREES. VCD is not subject to any judgment, ruling, injunction, order, writ or decree of, or agreement with, any court, arbitrator or regulatory authority limiting, restricting or adversely affecting the sale by VCD of the Toys/Sports Department Inventory or VCD's ownership of the Assets.

5.11 VCD EMPLOYEES. [INTENTIONALLY OMITTED]

5.12 LABOR MATTERS.

         (a) VCD acknowledges that Buyer is not assuming any of VCD's obligations or liabilities relating to or arising from any employment contract, collective bargaining agreement, Plan or program in favor of VCD's employees, all of which remain the sole obligation of VCD.

         (b) Except as disclosed in SCHEDULE 5.12 to VCD's knowledge, no unions or other collective bargaining units have been, or are required to be, certified or recognized by VCD as representing the VCD Employees, and no union organizing efforts exist with respect to any of the VCD Employees.

         (c) Except as disclosed in SCHEDULE 5.12 there are no controversies pending or, to the best of VCD's knowledge, threatened between VCD and any of the VCD Employees; and there has not been within the last year, nor was there, or is there threatened or contemplated, any strike, slowdown, picketing or work stoppage by any employees against VCD, wherever located, any lockout by VCD of any of its employees or other occurrence, event or condition of a similar character affecting or which affected VCD. To the knowledge of VCD, it has complied in all material respects with all laws relating to the employment of labor, including, but not limited to, any provisions thereof relating to equal employment opportunities, civil rights, working conditions, wages, hours, COBRA, WARN, and the payment of social security and similar taxes, and VCD is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing.

5.13 EMPLOYEE BENEFIT PLANS. VCD and/or any Related Entity will comply with Code
Section 4980B and ERISA Sections 601-609 with respect to matters arising out of the transactions contemplated by this Agreement.

5.14 ENVIRONMENTAL MATTERS. As relates solely to the operation of the VCD Warehouse Facilities, to the knowledge of VCD, it is in compliance in all material respects with all federal, state, and local laws, regulations, and ordinances relating to the environment or to the discharge of matter into the air, water, or earth, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended. There are no actions, suits, or proceedings pending or, to the knowledge of VCD, threatened against VCD in connection with the VCD Warehouse Facilities by or before any federal, state, or local court or government authority or agency concerning any non-compliance or alleged non-compliance with any such laws, regulations, and ordinances in respect of said facility.

5.15 OSHA MATTERS. As relates solely to the operation of the VCD Warehouse Facilities, to the knowledge of VCD, it is in compliance in all material respects with all requirements of the Occupational Safety and Health Act ("OSHA") the regulations promulgated thereunder and the Ohio state, local, and regional laws relating to employee health, welfare and safety. VCD has not received any citation from the OSHA, any inspector therefor, or any state, local or regional agency setting forth any reason for which the VCD Warehouse Facilities is not in compliance with OSHA, the regulations thereunder, or any comparable state, local, or regional law.

5.16 CUSTOMER DEPOSITS. Except for customer layaway deposits in the ordinary course of business, VCD has not received, and will not receive prior to the Closing Date, any deposits, payments on account or similar payment with respect to the Toys/Sports Department Inventory, and no such deposits, payments on account or similar payments are due or owing to VCD.

5.17 COMPLIANCE WITH LAWS. To the knowledge of VCD, it has at all times conducted its business in compliance and in conformity in all material respects with all applicable federal, state and local laws, statutes and ordinances and the rules and regulations promulgated thereunder relating to the Assets; and, to the knowledge of VCD, there are no pending or threatened claims or notices of violation by VCD of any such laws, statutes, ordinances, rules and regulations or claims which are likely of assertion relating to the Assets.

5.18 CONDUCT OF BUSINESS IN ORDINARY COURSE. Except as set forth on SCHEDULE 5.18, since May 3, 1997, the Toys/Sports Departments have been operated in the usual and ordinary course consistent with past practice and there has not been any change since May 3, 1997 in the properties, assets, business or condition of the Toys/Sports Departments, financial or otherwise, that have resulted in or which might reasonably be expected to result in a material adverse change in the business, results of operations, or financial condition of the Toys/Sports Departments taken as a whole.

5.19 BROKER'S OR FINDER'S FEES. No person or firm other than VCD (and its directors, officers, employees and independent accountants and attorneys) have arranged, or participated in arranging, on behalf of VCD, the transactions provided for herein. There are no broker's or finder's fees to be paid by VCD and except as described in this Section, VCD has no knowledge of any claim (or the reasonable basis therefor) for a broker's or finder's fee to be paid by Buyer in connection with the consummation of the transactions provided for herein.

5.20 FULL DISCLOSURE. No representation or warranty by VCD and Schedule or Exhibit furnished by VCD to Buyer pursuant to this Agreement omits to state a material fact necessary to make the representations and warranties of VCD under this Agreement not misleading.

5.21 DUTY OF VCD TO MAKE INQUIRY. To the extent that any of the representations and warranties made by VCD in this Agreement are qualified by the knowledge or belief of VCD, VCD represents and warrants that it has made reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, without limitation, diligent inquiry of any relevant management personnel of VCD.


                  SECTION 6 - REPRESENTATIONS AND WARRANTIES OF
                  ---------------------------------------------
                             VALLEY FAIR AND WIDMANN
                             -----------------------

         In order to induce Buyer to purchase the Widmann Stock and perform its other obligations herein, Valley Fair and Widmann, jointly and severally, hereby make the following representations, warranties and covenants, each of which shall be true and correct on the date hereof and shall be true and correct on the Effective Date and which shall survive the Effective Date to the extent specified in Section 14 herein:

6.1 ORGANIZATION, QUALIFICATION AND AUTHORITY OF VALLEY FAIR AND WIDMANN.

         (a) DUE ORGANIZATION AND QUALIFICATION OF VALLEY FAIR. Valley Fair is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign corporation in all jurisdictions where the nature of its business or the ownership, leasing or operation of its properties or assets requires qualification and where the failure to so qualify would have a material adverse effect on the business, results of operations or financial condition of Valley Fair.

         (b) DUE ORGANIZATION AND QUALIFICATION OF WIDMANN. Widmann is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is qualified to transact business as a foreign corporation in Ohio and in all jurisdictions where the nature of its business or the ownership, leasing or operation of its properties or assets requires qualification and where the failure to so qualify would have a material adverse effect on the business, results of operations or financial condition of Widmann.

         (c) POWER AND AUTHORITY TO CONDUCT BUSINESS. Each of Valley Fair and Widmann has the full power and authority to own or lease its properties and to conduct its business in the manner and the places where such property is owned or leased and the business is conducted by it. Valley Fair and Widmann possess all material permits and licenses from state, local or Federal agencies or subdivisions necessary to operate their respective businesses, all of which are in full force and effect, the absence of which permits and licenses would have a material adverse effect on the business, results of operations or financial condition of Widmann.

         (d) NO DEFAULTS OR VIOLATIONS. As of the Effective Date, except as disclosed in SCHEDULE 6.1(d), the execution and delivery of this Agreement, and the performance of the obligations by Valley Fair under this Agreement: (i) will not violate, contravene, be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default or violation under: (A) any provision of law; (B) any order, rule or regulation of any court, arbitrator or other agency of government; (C) any provision of the Articles of Incorporation or By-laws of Valley Fair; or (D) any lease, indenture, agreement or other instrument to which Valley Fair or Widmann, respectively, or any of the assets of either of them is or may be bound; and (ii) will not result in the creation or imposition of any Claim of any nature whatsoever upon the Widmann Stock.

         (e) POWER AND AUTHORITY TO ENTER INTO AGREEMENTS. Each of Valley Fair and Widmann has the right, power and authority to enter into and perform their respective obligations under this Agreement and the other agreements provided for herein. No consent, approval or authorization of, or registration, declaration, or filing with any court, governmental authority (federal, state or local), collective bargaining unit, lending institution or other third party is required in connection with the execution and delivery by Valley Fair or

                  Widmann of this Agreement or their respective performance of, or compliance with, the terms, provisions, and conditions hereof, except as disclosed in SCHEDULE 6.1(e)

         (f) DUE EXECUTION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement and the other agreements provided for herein by and on behalf of Valley Fair and Widmann have been duly and validly authorized and approved by the Shareholders and Board of Directors of Valley Fair. Valley Fair has taken and will take all such other corporate action as is necessary or required to enter into, execute and deliver this Agreement and the other agreements provided for herein and to perform its obligations hereunder and thereunder. This Agreement and the other agreements provided for herein constitute the valid and legally binding obligations of Valley Fair, enforceable against Valley Fair in accordance with their respective terms and conditions (except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally or by general equitable principles).

6.2 CAPITAL STRUCTURE. The authorized capital stock of Widmann consists solely of 51 shares of common stock, par value $2,121.50 per share. As of the date hereof, 51 shares of Widmann Stock are issued and outstanding and no shares are held in treasury. All of the outstanding shares of Widmann Stock are owned by Valley Fair and are validly issued, fully paid and nonassessable. Except for this Agreement, there are no outstanding options, warrants or rights to acquire or other commitments or agreements with respect to, or any outstanding securities or obligations convertible into, any shares of Widmann Stock or other securities of Widmann, or any interest therein, nor are there any obligations to pay any dividend or to make any distribution in respect thereof. No shares of Widmann Stock are reserved for issuance. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Widmann stock. There are no restrictions on the transferability of the Widmann Stock.

6.3 TITLE TO SHARES AND WIDMANN ASSETS. Valley Fair has good and marketable title to the Widmann Stock, free and clear of any Claims. At the Closing, Valley Fair will transfer assign, and deliver good and marketable title to the Widmann Stock to Buyer, free and clear of any and all Claims whatsoever. Additionally, at the Closing, Widmann will have good marketable title to all of its assets, free and clear of all Claims whatsoever other than the Claims shown on the Audited Stock Closing Statement.

6.4 WIDMANN FINANCIAL STATEMENTS. The Widmann Financial Statements fairly present the financial position of Widmann as of January 28, 1996 and February 2, 1997, and the results of Widmann's operations for the twelve (12) month periods then ended, all in accordance with GAAP other than the absence of footnote disclosures. Since February 2, 1997, other than the closing of one Non-VCD Store and the transactions contemplated herein, there have been no asset dispositions or obligations incurred by Widmann other than in the ordinary course.

6.5 INTELLECTUAL PROPERTY.

         (a) Set forth on SCHEDULE 6.5 is a list of all Intellectual Property both domestic and foreign, owned by Widmann and used in its business at the date hereof (the "Widmann Intellectual Property"), and indicating any registration numbers and dates of registration. Except as set forth on SCHEDULE 6.5 hereto, Widmann owns all right, title and interest in and to the Widmann Intellectual Property.

         (b) Widmann has not received any notification, and has no knowledge that it has infringed, nor is now infringing, on any trade name, trademark, service mark or copyright belonging to any other person, firm, or corporation. To the knowledge of Valley Fair and Widmann, Widmann owns or holds adequate licenses or other rights to use all trademarks, service marks, trade names, and copyrights necessary for its business as now conducted, and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others.

6.6 TRADE SECRETS. To the knowledge of Valley Fair and Widmann, Widmann does not use any Trade Secrets in its business operations. To the knowledge of Valley Fair and Widmann, Widmann is not using, or in any way making use of, any Trade Secrets of any third party in violation of the rights of any of such third parties. There are no suits pending or to Widmann's knowledge, threatened with respect to any Trade Secrets involving Widmann.

6.7 LICENSES. Set forth on SCHEDULE 6.7 attached hereto is a list and description of all licenses of computer programs, software, technology or similar rights granted to Widmann and used in connection with its business.

6.8 CONDUCT OF BUSINESS IN ORDINARY COURSE. Except as set forth on SCHEDULE 6.8, since February 2, 1997, Widmann has been operated in the usual and ordinary course consistent with past practice and there has not been any change since February 2, 1997 in the properties, assets, business or condition of Widmann, financial or otherwise, which has resulted in or which might reasonably be expected to result in a material adverse change in the business, results of operations, or financial condition of Widmann taken as a whole, other than ongoing and continuing significant operating losses. Except as set forth on SCHEDULE 6.8, since February 2, 1997, there has not been (a) any increase in compensation payable or to become payable by Widmann to its employees (except in the ordinary course of business and consistent with past practices) or the adoption of any bonus, pension or other employee benefit plan or arrangement, (b) any cancellation or waiver of any claims or rights with a value to Widmann in excess of $100,000, individually or in the aggregate or (c) any agreements, oral or written, by Widmann to take any action described in this sentence.

6.9 ENVIRONMENTAL MATTERS. To the knowledge of Valley Fair and Widmann, Widmann is in compliance in all material respects with all federal, state, and local laws, regulations, and ordinances relating to the environment or to the discharge of matter into the air, water, or earth, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended. There are no actions, suits, or proceedings pending or, to the knowledge of Valley Fair or Widmann, threatened against Widmann by or before any federal, state, or local court or governmental authority or agency concerning any non-compliance or alleged non-compliance with any such laws, regulations, and ordinances in respect of Widmann's facilities.

6.10 TAXES.

         (a) Except as disclosed on SCHEDULE 6.10(a), Valley Fair, Widmann and any corporation that is a member of an affiliated group with Valley Fair or Widmann for federal income tax purposes under Code Section 1504 or similar provisions of state, local or foreign law ("Other Group Members") have duly filed with the appropriate federal, state, local, and foreign taxing authorities all Tax Returns required to be filed by Valley Fair, Widmann and the Other Group Members on or before the date hereof, and such tax returns are true, correct and complete in all material respects and, as of the time of filing, correctly in all material respects reflected the facts regarding the income, business, activities, status and other relevant matters of Valley Fair, Widmann and the Other Group Members, or any other information required to be shown thereon. All monies that Valley Fair, Widmann and the Other Group Members are required by law to withhold from employees have been withheld and either timely paid to the proper governmental authority or set aside in accounts for such purposes and accrued on the books of Valley Fair, Widmann or the Other Group Members, as the case may be. Valley Fair, Widmann and the Other Group Members have paid in full on a timely basis all Taxes due on such Tax Returns or such Taxes that are otherwise due. Except as disclosed on SCHEDULE 6.10(a), the balance for Taxes on Valley Fair's, Widmann's and the Other Group Members' most recent balance sheets, for the payment of all accrued but unpaid Taxes through the date thereof has been determined in accordance with GAAP.

         (b) Except as set forth in SCHEDULE 6.10(b), neither Valley Fair , Widmann nor the Other Group Members have received any notice of a deficiency or assessment with respect to Taxes of Valley Fair, Widmann and the Other Group Members from any federal, state, local, or foreign taxing authority that have not been fully paid or finally settled, and any such deficiency or assessment shown on SCHEDULE 6.10(b) is being contested in good faith through appropriate proceedings described in
                  SCHEDULE 6.10(b). There are no ongoing audits or examinations of any Tax Return that includes Widmann, Valley Fair or the Other Group Members and no notice of audit or examination of any such Tax Return has been received by Valley Fair, Widmann or the Other Group Members; and no issue has been raised (either in writing or verbally, formally or informally) on audit or in any other proceeding (and is currently pending) with respect to Taxes of Valley Fair, Widmann or the Other Group Members by any federal, state, local, or foreign taxing authority which, if resolved against Widmann, Valley Fair or the Other Group Members would have a material adverse effect on the business, results of operations or financial condition of Widmann.

         (c) After the date hereof, no election with respect to taxes will be made by Widmann without the prior written consent of Buyer provided Valley Fair may make a Code Section 338(h)(10) election and Buyer shall consent to same.

         (d) Widmann is not a party to or bound by (nor will Widmann become a party to or be bound by) any tax-indemnity, tax-sharing, or tax allocation agreement other than pursuant to rules provided in Treasury Regulations.

6.11    HBA INVENTORY.

        (a) To be attached hereto as SCHEDULE 6.11(a) (which Schedule shall be separately furnished to Buyer at the same time the Audited Stock Closing Statement is provided to Buyer pursuant to
                Section 3.3(c)(i), initialed by the parties heret and deemed delivered hereunder) are the stock ledgers prepared under Widmann's customary practices that in all material respects identify the cost to Widmann of all HBA Inventory items owned by Widmann (computed using the retail method for store inventory and the average cost method for warehouse inventory) on the Effective Date.

        (b) Except as described in SCHEDULE 6.11(a), all of the HBA Inventory is located at the Widmann Warehouse Facility, the HBA Departments, the Non- VCD Stores, or in transit between any of the foregoing and is owned by Widmann, and none of such inventory is on consignment from, or has been consigned to others.

6.12 PRODUCT WARRANTIES. Except for manufacturer's warranties or warranties implied by law, there are no outstanding product warranty obligations of Widmann, nor any representations, guarantees or indemnifications given or made by Widmann in connection with the sale of HBA Inventory.

6.13 REAL PROPERTY. Set forth on SCHEDULE 6.13 attached hereto is a list and brief description of each lease, easement, royalty and other agreement under which Widmann will be lessee of, or will hold or operate, any real property as of the Effective Date.

        To the knowledge of Widmann, each lease or such similar agreement listed on SCHEDULE 6.13 is in full force and effect and constitutes a legal, valid and binding obligation of Widmann, enforceable in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer and other laws of general applicability affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding in equity or at law); there has been no pledge or assignment of Widmann's rights thereunder; all rents due thereunder have been paid; and Widmann has taken no action, or failed to take any action, which action or failure would constitute an event of default (or with notice or lapse of time, or both, would constitute an event of default) thereunder, except in each case as listed on SCHEDULE 6.13.

6.14 TANGIBLE PERSONAL PROPERTY. To be attached hereto as SCHEDULE 6.14 (which Schedule shall be separately furnished to Buyer on the Closing Date, initialed by the parties hereto and deemed delivered hereunder) is a list, brief description, cost and net book value by category of all machinery, equipment and all other tangible personal property (other than HBA Inventory and items of tangible personal property not having an individual net book value of more than $5,000) owned or leased by Widmann on the Effective Date. All such property is owned or leased by Widmann free and clear of all Claims except as set forth in the Widmann Financial Statements or in SCHEDULE 6.14. To the knowledge of Widmann, except as set forth in the Widmann Financial Statements or in SCHEDULE 6.14, all leases pursuant to which it leases personal property are in full force and effect and constitute legal, valid and binding obligations of Widmann, enforceable against Widmann, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law).

6.15 OTHER PROPERTY. Widmann owns outright all other properties and assets (other than leased assets) shown on Widmann's balance sheet as of February 2, 1997, as being owned outright, and all such other properties acquired since that date, except, in either case, as subsequently sold or otherwise disposed of in the ordinary course of business, and to the knowledge of Widmann, all such other properties and assets are free and clear of all Claims whatsoever except those described in the Widmann financial Statements or in SCHEDULE 6.15 hereto.

6.16 BANKING FACILITIES. Attached hereto as SCHEDULE 6.16 is a true and complete list and brief description of all bank accounts, lock box arrangements and safety deposit boxes in which Widmann has any interest, with the names of authorized signatories or persons having access thereto.

6.17 LOAN AGREEMENTS, ETC. Attached hereto as SCHEDULE 6.17 is a true and complete list of all instruments, agreements or arrangements pursuant to which Widmann has borrowed money, incurred any indebtedness or established any line of credit or guaranteed the payment by any party of any indebtedness which represents a liability of Widmann's on the date hereof. Widmann has performed all the obligations required to be performed by it, to date, and, is not in default in any material respect under any mortgage, indenture, note or other obligation for, or related to, borrowed money to which Widmann is a party, or to which any business property or asset of Widmann is subject, and there has not occurred any event, which, but for the passage of time or giving of notice or both, would constitute such a default.

6.18 OTHER CONTRACTS. Attached hereto as SCHEDULE 6.18 is a true, complete and correct list and brief description of all material contracts, agreements, or other commitments, whether oral or written, to which Widmann is a party as of the date hereof. For purposes of this Section 6.18, any routine purchase order or sales order entered into in the ordinary and regular course of business which do not involve an amount greater than One Hundred Thousand Dollars ($100,000) shall be deemed not to be a material contract, agreement or other commitment. Except as described on
SCHEDULE 6.18, Widmann is not a party to any material oral or written (a) contract for the employment of any officer or employee which is not terminable without premium or penalty on no more than thirty (30) days' notice; (b) license agreement or distributor, dealer, manufacturer's representative, sales agency or advertising contract which is not terminable without premium or penalty on no more than thirty (30) days' notice; (c) contract for the future purchase of materials, supplies, services, utilities, merchandise or equipment continuing from the date hereof for a period of more than six (6) months or involving either truck leases or payments of more than One Hundred Thousand Dollars ($100,000) over its remaining term (including periods covered by any option to renew); (d) trade discount, trade promotion, selling or distribution contract;
(e) bonus, deferred compensation, stock option, severance pay or other such employee agreements other than as shown on SCHEDULE 6.18; (f) agreement or arrangement for the sale of, or the grant of any preferential rights to, or requiring the consent of any party to the transfer and assignment of any of the assets or properties of Widmann, except in the ordinary and regular course of business; (g) agreement to indemnify any officer, employee, director or creditor of Widmann or to hold any of them harmless from any type of liability except as otherwise provided in the articles of organization of bylaws of Widmann; or (h) any other significant written or oral contract, or agreement, or instruction of any kind or character. To the knowledge of Widmann, each of Widmann's material contracts are valid and binding obligations of Widmann, are in full force and effect and are enforceable against Widmann, in accordance with their terms, subject to the bankruptcy, insolvency, fraudulent transfer, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth on SCHEDULE 6.18, there is no pending or, to the knowledge of Widmann, threatened cancellation or termination of any material contract. Widmann has not repudiated or waived any provision of any such material contract which repudiation or waiver would result in a materially adverse effect on the business, results of operations or financial condition of Widmann taken as a whole and no third party is in default under any such material contract that would result in a materially adverse effect on the business, results of operations or financial conditions of Widmann taken as a whole.

6.19 DEFAULTS AND THIRD PARTY CONSENTS. Except as otherwise noted in SCHEDULE 6.19, Widmann has not been advised that it is in default on any agreement, lease, contract, commitment, instrument or obligation to which it is a party. Except for any consents required for the transactions contemplated by this Agreement, to the knowledge of Valley

Fair and Widmann, there is no condition constituting a default of any material contract to which it is a party and there exists no event which, after notice or lapse of time, or both, would constitute a default by it under any such contract, or would permit termination, modification, or acceleration against Widmann under any such contract. Furthermore, to the knowledge of Widmann, no state of facts exists in connection with any material contract, whether or not a default, which is reasonably likely to materially adversely affect the business, results of operations or financial condition of Widmann, taken as a whole.

6.20 EMPLOYEE BENEFIT PLANS. Except as disclosed on SCHEDULE 6.20, neither Widmann nor any Related Entity sponsors, maintains, has any obligation to contribute to, has liability under or is otherwise a party to any Plan or has acted in such capacity or had such liability in the past. With respect to each Plan listed on SCHEDULE 6.20 to the extent applicable:

        (a) (i) To the best knowledge of Widmann, each such Plan has been administered, maintained and operated in full compliance with its terms and with applicable provisions of ERISA, the Code, all requirements, regulations, rulings and other authority issued thereunder, and all other applicable governmental laws and regulations, including, without limitation, bonding requirements, and requirements for the filing of applicable reports, documents, and notices with the Secretary of Labor and the Secretary of the Treasury, and for the furnishing of documents to the participants or beneficiaries of each such Plan; (ii) no notice has been received of the violation of the terms of any Plan or of any applicable laws, requirements, regulations, rulings or other authority and (iii) to the best knowledge of Widmann, there is no reason to believe any action or notice with respect to a violation is forthcoming;

        (b) Neither Widmann nor any Related Entity sponsors, maintains, has any obligation to contribute to, has liability under or is otherwise a party to any Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Code Section 412, or Title IV of ERISA;

        (c) Each such Plan intended to qualify under Code Section 401(a) is qualified under Code Section 401(a) and is the subject of a favorable unrevoked determination letter issued by the IRS as to its qualified status under the Code, and each trust established in conjunction with each such Plan is exempt from federal income tax under Code Section 501 (a) and is the subject of a favorable unrevoked determination letter issued by the IRS as to its exempt status under the Code, which determination letter may still be relied upon as to such tax qualified and exempt status, and no circumstances have occurred that would adversely affect the tax qualified status of any such Plan or the exempt status of any such trust or which would result in, or be likely to result in, the revocation of such determination;

        (d) There is no suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending or to the best knowledge of Widmann, threatened, alleging any breach of the terms of any such Plan or of any fiduciary duties thereunder or violation of any applicable law with respect to any such Plan, nor any arbitration, proceeding or investigation;

        (e) To the best knowledge of Widmann, Widmann, each Related Entity, each "party in interest" (as defined in ERISA Section 3(14)), and each "disqualified person" (as defined in Code Section 4975) or any agent of any such party with respect to any such Plan has not engaged in a "prohibited transaction" within the meaning of Code Section 4975 or a violation of ERISA Sections 404, 405, 406 or 407, and no actions have been taken, or have failed to have been taken, which could subject Widmann, the Plans, any Related Entity, any Plan fiduciary or administrator, or Buyer, or any agent of any such party to any excise tax, penalty, claim or liability thereunder for any prohibited transaction, for any breach of any fiduciary duty or for any other action or failure to act with respect to a Plan;

        (f) Except as disclosed on SCHEDULE 6.20(f), (i) none of such Plans that are "employee welfare benefit plans" as defined in ERISA
                Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's retirement or termination of employment, except to the extent required by law; (ii) there has been no violation of Code Section 4980B or ERISA Sections 601-608 with respect to any such Plan; (iii) no such Plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3 (40); (iv) with respect to any such Plans that are self-insured, no claims have been made pursuant to any such Plan that have not yet been paid other than in the normal course of business and to the best knowledge of Widmann, no injury, sickness or other medical condition has been incurred with respect to which claims may be made pursuant to any such Plan (such disclosure to include the amount thereof); (v) Widmann and each Related Entity do not maintain and do not have any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) or other funding arrangement for the provision of welfare benefits (such disclosure to include the amount of any such funding); and (vi) each Plan which is an employee welfare benefit plan as defined in ERISA Section 3(1) is adequately funded through insurance or otherwise, using reasonable actuarial assumptions, to provide the benefits contemplated thereunder;

        (g) Widmann, each Related Entity and each trade or business (whether or not incorporated) under common control with Widmann or a Related Entity within the meaning of ERISA Section 4001 (b)(1) has not, and at any time has not had, any liability or any funding deficiency with respect to or obligation to contribute to any "multi-employer plan" as defined in ERISA Section 3(37) or ERISA Section 4001 (a)(3), Widmann, each Related Entity and each trade or business (whether or not incorporated) under common control with Widmann or a Related Entity within the meaning of ERISA Section 4001(b)(1) has not at any time withdrawn in any complete or partial withdrawal from any "multi-employer plan" as defined in ERISA Section 3(37) or ERISA
                Section 4001(a)(3) and no event has occurred and there exists no condition or set of circumstances which presents a risk of the occurrence of the withdrawal from or the partition, termination, reorganization, or insolvency of any multi- employer plan which would result in any liability to Buyer with respect to a multi-employer plan;

        (h) With respect to each such Plan, true, correct, and complete copies of the applicable following documents have been delivered to Buyer: (i) all current Plan documents and related trust documents, and any amendment thereto; (ii) Forms 5500, financial statements, annual reports, and actuarial reports for the last three Plan Years; (iii) the most recently issued IRS determination letter; and (iv) summary plan description and summary of material modifications;

        (i) Except as listed in SCHEDULE 6.20(i) the consummation of the transactions contemplated by this Agreement will not: (i) entitle any current or former employee or officer of Widmann or of any Related Entity to severance pay or to any other payment,
                (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or
                (iii) directly or indirectly cause Widmann, any Related Entity or Buyer to transfer or set aside any assets to fund or otherwise provide for benefits for any current or former employee or officer; and none of the Plans provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of Widmann, or in the ownership of a substantial portion of its assets (within the meaning of Code Section 280G);

        (j) To the best knowledge of Widmann, all benefit payments due from any Plan or trust established thereunder have been paid through normal administrative proceedings to the Plan participants or beneficiaries entitled thereto in accordance with the terms of said Plan and applicable law, requirements, regulations, rulings, and other authority applicable thereto;

        (k) (i) Neither the Plans, Widmann, nor any Related Entity has any liability to the Department of Labor or to the Internal Revenue Service under the provisions of ERISA, the Code, or other applicable laws, requirements, regulations, rulings or other authority, and (ii) to the best knowledge of Widmann, there are no facts or circumstances which could give rise to any liability of or claims against the Plans, Widmann, any Related Entity or Buyer to or by the Department of Labor or the Internal Revenue Service.

        (l) All contributions to or benefit payments under the Plans for any required period have been or will be timely paid by Widmann, the termination of or withdrawal from any Plan (as a result of the transactions contemplated by this Agreement and as a result of the terms and conditions of any such Plan) immediately after the Effective Date will not subject Buyer to any liability, tax or penalty whatsoever, and the execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under any Plan; and

        (m) To the best knowledge of Widmann, no representation or communication, oral or written, with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan has been made to the employees of Widmann or any Related Entity which are not in accordance with the terms of the Plan and applicable laws, requirements, regulations, rulings and other authority applicable thereto.

6.21 INSURANCE. SCHEDULE 6.21 sets forth all of the insurance policies, binders, or bonds maintained by or on behalf of Widmann (the "Insurance Policies"). To the knowledge of Widmann, all of the Insurance Policies are in full force and effect prior to the Effective Date, neither Valley Fair nor Widmann is in default thereunder and all claims thereunder have been filed in a due and timely fashion.

6.22 PENDING CLAIMS, LITIGATION AND GOVERNMENTAL PROCEEDINGS. Set forth on
SCHEDULE 6.22 is a list and description of each complaint, claim, suit, action, arbitration or regulatory, administrative, or governmental proceeding or investigation or any other proceeding or investigation filed against or commenced by Widmann in the last year. Except as set forth on SCHEDULE 6.22, no proceeding or investigation is pending or, to the knowledge of Widmann, threatened against Widmann.

6.23 JUDGMENTS, ORDERS AND CONSENT DECREES. Widmann is not subject to any judgment, ruling, injunction, order, writ or decree of, or agreement with, any court, arbitrator or regulatory authority materially limiting, restricting or adversely affecting the business operations of Widmann.

6.24 EMPLOYMENT/LABOR MATTERS. To Widmann's knowledge, attached hereto as
SCHEDULE 6.24 is a complete current list of the names and addresses of all sales representatives, employees, agents, independent consultants (excluding attorneys and accountants), and contractors currently providing services to Widmann stating the rates of compensation payable to each of them and their titles or job classifications.

        (a) Except as set forth on SCHEDULE 6.24(a), To Widmann's knowledge, Widmann is in compliance in all material respects with all applicable laws regarding employment matters, including, without limitation, laws related to the termination of employment.

        (b) Except as disclosed in SCHEDULE 6.24(b), no unions or other collective bargaining units have been, or are required to be, certified or recognized by Widmann as representing Widmann's employees, and no union organizing efforts exist with respect to any employees of Widmann.

        (c) Except as disclosed in SCHEDULE 6.24(c), there are no material controversies pending or, to Valley Fair's knowledge, threatened between Widmann and any of its employees. To Widmann's knowledge, there has not been within the last year, nor was there, or is there threatened or contemplated, any strike, slowdown, picketing or work stoppage by any employees against Widmann, wherever located, any lockout by Widmann of any of its employees or any labor trouble or other occurrence, event or condition of a similar character affecting or which affect Widmann. To the knowledge of Widmann, it has complied in all material respects with all laws relating to the employment of labor, including, but not limited to, any provisions thereof relating to equal employment opportunities, civil rights, working conditions, wages, hours, COBRA, WARN, and the payment of social security and similar taxes, and Widmann is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing.

6.25 CUSTOMER DEPOSITS. Except for customer layaway deposits, Widmann has not received, and will not receive prior to the Closing Date, any deposits, payments on account or similar payment with respect to any of its HBA Inventory, contracts or orders, and no such deposits, payments on account or similar payments are due or owing to Widmann.

6.26 PURCHASE ORDERS. Identified on SCHEDULE 6.26 are all unfulfilled purchase commitments of Widmann as of the Effective Date (which Schedule shall be furnished to Buyer at the same time as the Audited Stock Closing Statement).

6.27 COMPLIANCE WITH LAWS. To the knowledge of Widmann, it has at all times conducted its business in compliance and in conformity in all material respects with all applicable federal, state and local laws, statutes and ordinances and the rules and regulations promulgated thereunder; and, there are no pending or threatened claims or notices of violation by Widmann of any such laws, statutes, ordinances, rules and regulations or claims which are likely of assertion.

6.28 BROKER'S OR FINDER'S FEES. No person or firm other than Valley Fair, Widmann and/or VCD (and their respective directors, officers, employees and independent accountants and attorneys) have arranged, or participated in arranging, on behalf of Valley Fair, the transactions provided for herein. There are no broker's or finder's fees to be paid by Valley Fair, Widmann and/or VCD, and except as described in this Section, Valley Fair, Widmann and/or VCD have no knowledge of any claim (or the reasonable basis therefor) for a broker's or finder's fee to be paid by Buyer in connection with the consummation of the transactions provided for herein.

6.29 FULL DISCLOSURE. No representation or warranty by Valley Fair or Widmann pursuant to this Agreement omits to state a material fact necessary to make the representations and warranties of Valley Fair or Widmann under this Agreement not misleading.

6.30 DUTY OF VALLEY FAIR TO MAKE INQUIRY. To the extent that any of the representations and warranties made by Valley Fair in this Agreement is qualified by the knowledge or belief of Valley Fair, Valley Fair represents and warrants that it has made reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, without limitation, diligent inquiry of any relevant personnel of Valley Fair or Widmann.

               SECTION 7 - REPRESENTATIONS AND WARRANTIES OF MAZEL

        In order to induce VCD to sell the Assets and perform its other obligations hereunder and in order to induce Valley Fair to sell the Widmann Stock and perform its other obligations hereunder, Mazel hereby makes the following representations and warranties to Sellers, each of which shall be true and correct as of the date hereof and shall be true and correct on the Effective Date and which shall survive the Effective Date to the extent specified in
Section 14.

7.1 ORGANIZATION, QUALIFICATION AND AUTHORITY OF MAZEL

        (a) DUE ORGANIZATION AND QUALIFICATION. Mazel is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is qualified to transact business as a foreign corporation in all jurisdictions where the nature of its business or the ownership, leasing or operation of Mazel's properties or assets requires qualification.

        (b) POWER AND AUTHORITY TO CONDUCT BUSINESS. Mazel has the full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such property is owned or leased and its business is conducted by it. Mazel possesses all permits and licenses from state, local, or Federal agencies or subdivisions necessary to operate its business, all of which are in full force and effect.

        (c) NO DEFAULTS OR VIOLATIONS. As of the Effective Date, the execution and delivery of this Agreement, and the performance of the obligations by Mazel under this Agreement: (i) will not violate, contravene, be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under (A) any provision of law; (B) any order, rule or regulation of any court, arbitrator or other agency of government; (C) any provision of the Articles of Incorporation or Code of Regulations of Mazel, or (D) any lease, indenture, agreement or other instrument to which Mazel, or any of its assets is or may be bound; (ii) will not result in the creation or imposition of any Claim of any nature whatsoever upon the assets of Mazel or Buyer.

        (d) POWER AND AUTHORITY TO ENTER INTO AGREEMENTS. Mazel has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements provided for herein by and on behalf of Mazel. No consent, approval or authorization of, or registration, declaration, or filing with any court, governmental authority (federal, state or local), collective bargaining unit, lending institution or other third party is required in connection with the execution and delivery by Mazel of this Agreement or its performance of, or compliance with, the terms, provisions, and conditions hereof.

        (e) DUE EXECUTION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement and the other agreements provided for herein by and on behalf of Mazel have been duly and validly authorized and approved by the Board of Directors of Mazel. Mazel has taken and will take all such other corporate action as is necessary or required to enter into, execute and deliver this Agreement and the other agreements provided for herein and to perform its obligations hereunder and thereunder. This Agreement and the other agreements provided for herein constitute the valid and legally binding obligations of Mazel, enforceable against Mazel in accordance with their respective terms and conditions (except to the extent the same may be limited by bankruptcy; insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles).

7.2 JUDGMENTS, ORDERS AND CONSENT DECREES. Mazel is not subject to any judgment, ruling, injunction, order writ or decree of , or Agreement with, any court, arbitrator or regulatory authority limiting, restricting or adversely affecting the performance by Mazel of its obligations under this Agreement and the other agreements provided for herein.

7.3 BROKER'S OR FINDER'S FEES. No person or firm other than Mazel and its affiliated companies (and their respective partners, directors, officers, employees and independent accountants and attorneys) have arranged or participated in arranging, on behalf of Mazel or Buyer, the transactions provided for herein. There are no broker's or finder's fees to be paid by Mazel or Buyer, and Mazel has no knowledge of any claim (or the reasonable basis therefor) for a broker's or finder's fee to be paid by Buyer, VCD or Valley Fair in connection with the consummation of the transactions provided for herein.

7.4 COMPLIANCE WITH LAWS. To the knowledge of Mazel, it has at all times conducted its business in compliance and in conformity in all material respects with all applicable federal, state and local laws, statutes and ordinances and the rules and regulations promulgated thereunder; and, to the knowledge of Mazel, there are no pending or threatened claims or notices of violation by Mazel of any such laws, statutes, ordinances, rules and regulations or claims which are likely of assertion.

7.5 FULL DISCLOSURE. No representation or warranty by Mazel pursuant to this Agreement omits to state a material fact necessary to make the representations and warranties of Mazel under this Agreement not misleading.

7.6 DUTY OF MAZEL TO MAKE INQUIRY. To the extent that any of the representations and warranties made by Mazel in this Agreement is qualified by the knowledge or belief of Mazel, Mazel represents and warrants that it has made reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, without limitation, diligent inquiry of any relevant personnel of Mazel.

            SECTION 8 - COVENANTS OF VCD, WIDMANN AND/OR VALLEY FAIR

8.1 CONDUCT AND PRESERVATION OF BUSINESS. From and after the date of this Agreement and until the Effective Date, VCD, Valley Fair, and Widmann each hereby covenant and agree as follows:

        (a) FULL ACCESS. Buyer and its authorized representatives shall have full access during normal business hours, but without unreasonably interrupting business, to the premises and to all books of account, financial records, contracts, pricing practices and other business information of VCD, Valley Fair and/or Widmann and to each of their respective personnel, and each of VCD, Valley Fair and Widmann shall furnish or cause to be furnished to Buyer and its authorized representatives all information with respect to the business and affairs of VCD, Valley Fair and Widmann as Buyer and its authorized representatives may reasonably request in each case to the extent that it relates to the Toy/Sports Departments or Widmann.

        (b) COMPLIANCE WITH LAWS. VCD, Valley Fair and Widmann shall comply in all material respects with all applicable statutes, laws, ordinances, rules and regulations as may be required in connection with the maintenance and operation of the Assets or the operation of the business of Widmann or for the valid and effective transfer to Buyer of the Assets or the Widmann Stock and the consummation of the transactions contemplated by this Agreement.

8.2 INJUNCTIONS. If any court of competent jurisdiction over VCD, Valley Fair or Widmann, as the case may be, or the Assets or Widmann Stock, issues or otherwise promulgates any injunction order or decree that prohibits the sale of, or otherwise adversely affects the Assets or the Widmann Stock, VCD, Valley Fair or Widmann, as the case may be, shall use their best efforts to have such injunction dissolved or otherwise eliminated as promptly as possible or, alternatively, may terminate this Agreement, without liability to the other parties..

8.3 CONDUCT PRIOR TO EFFECTIVE DATE. During the period from the date of this Agreement to the Effective Date, and except as otherwise contemplated herein, or consented to by Buyer, Valley Fair shall cause Widmann to use best efforts to preserve intact its existing organization, properties, businesses and relations. Without limiting the generality of the foregoing, except as otherwise contemplated herein or consented to by Buyer, Valley Fair shall cause Widmann to conduct its business only in the ordinary course and shall not permit Widmann, to:

        (a) issue, sell or deliver any shares of its capital stock or issue or sell any securities convertible into its capital stock or warrants to purchase or other rights to subscribe for or acquire any shares of its capital stock;

        (b) declare or pay any dividend or distribution in cash or other property, effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, other than the distribution prior to the Closing Date to Valley Fair as a dividend of Widmann's entire right and interest in the Excluded Widmann Assets;

        (c) amend its Articles of Incorporation or Bylaws (or similar governing documents);

        (d) merge or consolidate with, acquire the capital stock of, or acquire substantially all of the assets of any other entity;

        (e) sell, transfer, lease, or encumber a material amount of assets, other than the sale of inventory in the ordinary course;

        (f) grant to any officer, employee, or consultant any material increase in compensation or benefits, except in the ordinary course of business, consistent with past practice;

        (g) grant any severance or termination pay to, or enter into or materially amend any employment or severance agreement with, any person;

        (h)     adopt any new or amend any existing Plan;

        (i) incur any amount of debt above the amounts currently available to Widmann and Valley Fair under existing lending arrangements (in this regard, the parties acknowledge that Widmann will borrow on its bank line to pay intercompany liabilities to Valley Fair on or prior to the Effective Date);

        (j) make any change in the accounting principles or methods from those currently employed, except as required by GAAP;

        (k) grant any mortgage or security interest in, or make any pledge of, or permit any Claim to be placed on, any of its assets or properties;

        (l) make any capital expenditures in excess of $25,000 per project or $100,000 in the aggregate.

        (m)     accelerate, terminate or cancel any material contract;

        (n) terminate, cancel or fail to renew any insurance coverage maintained by or for the benefit of Widmann which is not replaced by insurance coverage that is at least as broad in scope, with limits as high as the limits on the insurance being replaced, maintained with or provided by reputable insurers, and deductibles or retentions no higher than those being replaced, or amend any insurance coverage maintained by or for the benefit of Widmann unless such amendment enhances, broadens, or increases the limits of such insurance coverage;

        (o)     establish any new facilities;

        (p) settle or compromise any claims in excess of $50,000 but not in the aggregate amount of more than $100,000; or

        (q)     agree to any of the foregoing.

8.4 RESIGNATIONS. Valley Fair shall cause to be delivered to Buyer at the Closing duly signed resignations, effective immediately upon the Effective Date of all directors and officers of Widmann not being retained by Buyer.

8.5 FURTHER ASSURANCES. On and after the Closing, the parties will take all appropriate action and execute all documents, instruments or conveyances of any kind which may reasonably be necessary or advisable to carry out any of the provisions of this Agreement.

8.6 WIDMANN TAX COVENANTS.

        (a) VALLEY FAIR CONSOLIDATED GROUP. Valley Fair and Buyer agree that Widmann will be included in the consolidated Federal income tax return filed by Valley Fair (or Other Group Member) for the period from February 2, 1997, through the Effective Date and Valley Fair shall be responsible for making all required payments associated with such return.

        (b) TAX LIABILITY PRORATION.

                (i) Valley Fair shall indemnify and hold Buyer harmless against any and all Taxes of the affiliated group of which Valley Fair and Widmann are members for federal income tax purposes or similar provision of state, local or foreign law or of Widmann for any taxable year or period ending on or before the Effective Date, and Valley Fair shall be entitled to all refunds of such Taxes. Taxes attributable to intercompany transactions recognized or taken into account by reason of this sale of Widmann (including restoration of deferrals) under the provisions of Code Section 1502 or the regulations thereunder by Valley Fair, Widmann, or any Other Group Member (as defined in Section 6.10) or any prior consolidated return of them (and similar Taxes under state and local tax laws), and Taxes attributable to adjustments under Code Section 481 (or any predecessor Code or similar provisions of other tax laws) with respect to pre-sale changes of accounting methods shall be treated as Taxes for a taxable year or period ending on or before the Effective Date.

        (ii) Buyer shall indemnify and hold Valley Fair harmless against any and all Taxes, interest, and penalties due by Widmann or any affiliated group of which Widmann becomes a member after the Effective Date for any taxable year or period beginning on or after the Effective Date and Buyer shall be entitled to all refunds of such Taxes.

        (iii) The Taxes of Widmann for a taxable year or period that begins before and ends after the Effective Date shall be apportioned between Buyer and Valley Fair, with Buyer responsible for Taxes attributable to the post-sale portion of such period and Valley Fair responsible for taxes attributable to the pre-sale portion of such period. The determination of the Taxes attributable to each portion shall be made by assuming that Widmann had two taxable periods, with the pre-sale portion representing the first such period and the post-sale portion representing the second such period. Exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a daily basis. If necessary, the actual tax for such taxable year or period shall be apportioned between the two portions of such year or period in proportion to the ratio of taxes that would result for such portions if such portions were separate taxable periods.

        (c)     PREPARATION OF TAX RETURNS.

                (i) Buyer shall file or cause to be filed when due all returns in respect of Taxes of Widmann for taxable years or periods ending after the Effective Date and shall pay or cause to be paid the taxes shown to be due on any such return. Upon notification and satisfactory documentation from the Buyer, Valley Fair shall pay to Buyer the Taxes to be paid with such return that Valley Fair is liable for pursuant to Section 8.6(b) of this Agreement.

                (ii) Valley Fair agrees that it shall be responsible for the preparation of all returns in respect of Taxes for Widmann for taxable years or periods ending on or before the Effective Date. To the extent that any such return requires a tax payment, Valley Fair shall deliver such return to Buyer who will pay or cause to be paid the amount due with the return and file the return with the proper tax authority. Buyer's responsibility for the payment of such Taxes shall be limited to amounts as to which Valley Fair has set up an adequate reserve on the Audited Stock Closing Statement of Widmann. Buyer also agrees that it will be responsible for payment of all other Taxes as to which Valley Fair has set up an adequate reserve on the Audited Stock Closing Statement of Widmann. To the extent any Taxes payable hereunder by Buyer exceed such reserve, Valley Fair shall reimburse Buyer such excess amount prior to the due date of such Taxes.

        (d) ASSISTANCE AND COOPERATION. After the Closing Date, Buyer and Valley Fair agree to:

            (i) assist the other party and cooperate in preparing any Tax Returns or other tax filings in connection with or resulting from the transactions contemplated by this Agreement or with respect to Widmann.

            (ii) assist and cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding any tax returns or other tax filings in connection with or resulting from the transactions contemplated by this Agreement or with respect to Widmann.

            (iii) make available to the other and to any taxing authority as reasonably requested all relevant information, records and documents relating to Taxes with respect to Widmann; and

            (iv) retain and maintain accounting and tax records used in preparing any Tax Returns or other tax filings contemplated by this Agreement until such time as Valley Fair and Buyer reasonably agree that such retention and maintenance is no longer necessary.

      (e)   DISPUTES.

                  (i) Buyer shall notify Valley Fair in writing promptly after learning of any governmental inquiry, examination or proceeding (a "tax proceeding") that could result in a determination with respect to Taxes due or payable by Buyer for which Valley Fair is liable or against which Valley Fair may be required to reimburse or indemnify Buyer pursuant to the terms of this Agreement. Valley Fair shall exercise at its cost and expense control over the handling, disposition and settlement of any such tax proceeding for any tax period ending on or prior to the Effective Date; PROVIDED that Buyer may participate at its cost and expense, in the handling, disposition and settlement thereof; and PROVIDED, FURTHER, that Valley Fair shall not enter into any compromise or agreement with respect to any such tax proceeding without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Buyer shall exercise at its cost and expense control over the handling, disposition and settlement of any such tax proceedings for any tax period ending after the Effective Date, provided, that Valley Fair may participate at its sole cost and expense in the handling, disposition and settlement thereof and PROVIDED, FURTHER, the Buyer shall not enter into any compromise or agreement with respect to any such tax proceeding if such compromise or agreement would give rise to an indemnification obligation for Valley Fair hereunder without the prior written consent of Valley Fair, which consent shall not be unreasonably withheld or delayed. Each of Buyer and Valley Fair shall cooperate with the other party and the affiliates of such other party during the course of any such tax proceeding.

            (ii) If Buyer and Valley Fair are unable to agree on any issue arising in connection with any Tax Return that either Buyer or Valley Fair is entitled to review hereunder, then Buyer and Valley Fair shall each submit their position with respect to the Tax Return to the accounting firm of Arthur Anderson or another national certified public accounting firm reasonably satisfactory to Buyer and Valley Fair (the "Deciding CPA's"). The Deciding CPA's shall be instructed by Valley Fair and Buyer to determine and report to the parties within twenty (20) business days after submission of such remaining disputed items (or as soon thereafter as the Deciding CPA's deem practicable), and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Deciding CPA's shall be allocated between Valley Fair and Buyer in the same proportion that the aggregate amount of the disputed amounts, as finally determined by the Deciding CPA's, bears to the total sum of disputed amounts. The Deciding CPA's shall have no right, authority or discretion to employ any accounting standard or principles except for those used by Widmann in accordance with GAAP.

                   SECTION 9 - CONDITIONS PRECEDENT TO BUYER'S
                               OBLIGATION TO CLOSE

      Each and every obligation of Buyer to be performed on the Effective Date shall be subject to the satisfaction on or prior thereto of each of the following conditions any one or more of which conditions may be waived by Buyer in writing in its sole and absolute discretion:

9.1 REPRESENTATIONS AND WARRANTIES TRUE ON EFFECTIVE DATE. The representations and warranties made by VCD, Valley Fair and Widmann in this Agreement and in the Schedules and Exhibits hereto shall be true and correct in all material respects on and as of the Effective Date as though such representations and warranties had been made again and reaffirmed on and as of the Effective Date.

9.2 COMPLIANCE WITH AGREEMENT. Each of VCD, Valley Fair and Widmann shall have performed and complied in all material respects with all of their respective obligations under this Agreement which are to be performed or complied with by them on or prior to the Effective Date.

9.3 SECRETARY'S CERTIFICATE. Each of VCD and Valley Fair shall have delivered to Buyer the certificate of their respective Secretary or Assistant Secretary certifying as of the Effective Date to the authorization and approval of this Agreement and the transactions provided for herein by duly adopted resolutions of each of their Boards of Directors and the shareholders of Valley Fair.

9.4 COMPLIANCE CERTIFICATE. Each of VCD and Valley Fair shall have delivered to Buyer the certificate of the President and/or Chief Executive Officer of each of them certifying, as of the Effective Date, the fulfillment of the conditions set forth in Sections 9.1, 9.2, 9.3, 9.15, and 9.16 hereof.

9.5 NO LITIGATION. No investigation, suit, action or other proceeding shall be pending or threatened before or by any court of governmental agency which in the reasonable opinion of Buyer, may adversely affect this Agreement or the consummation of the transactions provided for herein.

9.6 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or otherwise, to be taken by each of VCD, Valley Fair and Widmann, respectively, in connection with the transactions provided for herein, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer; and each of VCD, Valley Fair and Widmann shall have made available to Buyer for examination the originals or true and correct copies of all documents which Buyer may reasonably request in connection with said transactions.

9.7 CONSENTS AND APPROVALS. All of the parties hereto shall have obtained all necessary and material authorizations, consents and approvals required for the valid consummation of the transactions provided for in this Agreement, and each of them shall be in full force and effect.

9.8 DAMAGE OR DESTRUCTION. There shall not have been any damage to or destruction of a material portion of the Assets; the HBA Inventory, the Widmann Warehouse Facility or any other material properties of Widmann (whether or not covered by insurance).

9.9 NO MATERIAL ADVERSE CHANGE. Since the date of execution of this Agreement, there shall not be any event or condition that materially and adversely affects the Assets, or the operations of the Toys/Sports Department.

9.10 WAREHOUSE ARRANGEMENTS. Buyer and the respective landlords shall have entered into the VCD Warehouse Facilities Leases and the Widmann Warehouse Facility Lease.

9.11 INJUNCTIONS. There shall not be in effect any injunctions, decrees or orders prohibiting the sale of, or otherwise adversely affecting, the Assets or the operations of Widmann.

9.12 LICENSE AGREEMENTS. Buyer and VCD shall have entered into the Toy/Sports License Agreement and Buyer and VCD or Valley Fair (as the case may be) shall have entered into the HBA License Agreements.

9.13 INSURANCE ARRANGEMENTS. Buyer shall have obtained adequate product liability insurance coverage for the Toys/Sports Department Inventory and the HBA Inventory as is customary for retailers of such goods.

9.14 VALLEY FAIR STORE LEASE. Buyer shall have entered into the Valley Fair Store Lease.

9.15 DISSOLUTION OF WIDMANN. Except as otherwise agreed upon, Valley Fair and Buyer have prepared, executed and filed all necessary documents to cause Widmann to merge into Buyer or dissolve immediately upon Buyer's acquisition of Widmann hereunder.

9.16 GOOD STANDING CERTIFICATES. Buyer shall have received good standing certificates from the respective states of incorporation of each of VCD, Valley Fair and Widmann, copies of articles of incorporation (or similar charter documents) certified by their respective states of incorporation; and by-laws (or similar governing documents) of each entity certified by the secretary or assistant secretary of each entity.

9.17 CORPORATE AUTHORITY. Buyer shall have received certified copies of resolutions adopted by the Board of Directors of VCD and Valley Fair, respectively, and Shareholders of Valley Fair approving the execution, delivery and performance of this Agreement.

          SECTION 10 - CONDITIONS PRECEDENT TO VCD'S AND VALLEY FAIR'S
                               OBLIGATION TO CLOSE

      Each and every obligation of VCD and Valley Fair to be performed on the Effective Date shall be subject to the satisfaction on or prior thereto of each of the following conditions any one or more of which conditions may be waived in writing by VCD or Valley Fair, in their sole and absolute discretion:

10.1 REPRESENTATIONS AND WARRANTIES TRUE AT THE EFFECTIVE DATE. The representations and warranties of Mazel contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date as though such representations and warranties had been made again and reaffirmed on and as of the Effective Date.

10.2 COMPLIANCE WITH AGREEMENT. Buyer and Mazel shall have each performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it on or prior to the Effective Date.

10.3 NO LITIGATION. No investigation, suit, action or other proceeding shall be pending or threatened before or by any court or governmental agency which in the reasonable opinion of VCD or Valley Fair may adversely affect this Agreement or the consummation of the transactions provided for herein.

10.4 LICENSE AGREEMENTS. Buyer and VCD shall have entered into the Toys/Sports License Agreement and Buyer and VCD or Valley Fair (as the case may be) shall have entered into the HBA License Agreement.

10.5 WAREHOUSE ARRANGEMENTS. Buyer shall have entered into the VCD Warehouse Facilities Leases and the Widmann Warehouse Facility Lease.

10.6 INSURANCE ARRANGEMENTS. Buyer shall have obtained adequate product liability insurance coverage for the Toys/Sports Department Inventory and the HBA Inventory as is customary for retailers of such goods.

10.7 VALLEY FAIR STORE LEASE. Buyer shall have entered into the Valley Fair Store Lease.

10.8 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings to be taken by Buyer and Mazel in connection with the transactions provided for herein, and all documents incident thereto, shall be reasonably satisfactory in form and substance to VCD and Valley Fair; and Buyer and Mazel shall make available to VCD and Valley Fair for examination the originals or true and correct copies of all documents that VCD and Valley Fair reasonably request in connection with said transactions.

10.9 CONSENTS AND APPROVALS. All of the parties hereto shall have obtained all necessary and material authorizations, consents and approvals required for the valid consummation of the transactions provided for in this Agreement, and each of them shall be in full force and effect.

                 SECTION 11 - FURTHER AGREEMENTS OF THE PARTIES

11.1 EMPLOYEES.

     (a) VCD agrees to notify Buyer prior to terminating, laying off or otherwise taking any action directly affecting the employment status of the VCD Employees. Buyer may, but shall not be obligated pursuant to this Agreement or for any other reason, to offer full or part-time employment to any present or future employees of VCD on such terms and conditions as Buyer, in its sole discretion, may determine. Buyer may communicate with the VCD Employees prior to the Closing upon reasonable prior notice to VCD. VCD shall not directly or indirectly induce, suggest or recommend to the VCD Employees that they reject offers of employment or other association with

          Buyer. VCD shall cooperate with Buyer in all reasonable respects in connection with any offers of employment or other association that Buyer may make to the VCD Employees and to transition any such employees from VCD's employment to possible association with Buyer.

     (b) VCD hereby agrees that it will not, without the prior written consent of Buyer, notify, promise, represent, advise, state or otherwise communicate to any employee of VCD that Buyer will be hiring any or all such employees or make any offer of employment or other association on behalf of Buyer.

     (c) Widmann agrees to notify Buyer prior to terminating, laying off or otherwise taking any action directly affecting the employment status of Widmann employees. Buyer may, but shall not be obligated pursuant to this Agreement or for any other reason, to offer full or part-time employment to any present employee of Widmann on such terms and conditions as Buyer, in its sole discretion, may determine. Buyer may communicate with the Widmann employees, or their representatives, prior to the Closing upon reasonable prior notice to Widmann. Widmann shall not directly or indirectly induce, suggest or recommend to the Widmann employees that they reject offers of employment or other association with Buyer. Widmann shall cooperate with Buyer in all reasonable respects in connection with any offers of employment or other association that Buyer may make to the Widmann employees and to transition any such employees from Widmann's employment to possible association with Buyer.

     (d) Widmann hereby agrees that it will not, without the prior written consent of Buyer, notify, promise, represent, advise, state or otherwise communicate to any employee of Widmann that Buyer will be hiring any or all such employees or make any offer of employment or other association on behalf of Buyer.

     (e) After the Effective Date, Buyer will be responsible for complying with all applicable laws regarding employment matters relating to employees of Widmann and the VCD Employees retained by Buyer, including, without limitation, laws relating to the termination of employment, e.g., WARN.

11.2 NONDISCLOSURE. Each of the parties shall not disclose, directly or indirectly, the terms of this Agreement to any person, firm or entity other than their respective attorneys, accountants, lenders, and representatives who are required to be informed thereof in connection with their representation of the parties in connection with the transactions contemplated hereby. No press release or governmental notification, report or other filing by any of the parties shall be made without the prior written approval of the content thereof by all parties. The parties will issue a joint press release upon the consummation of the transactions contemplated by this Agreement.

                            SECTION 12 - RISK OF LOSS

12.1 RISK OF LOSS. Risk of Loss with respect to the Assets and the assets of Widmann being transferred on the Effective Date shall pass to Buyer effective as of the end of August 2, 1997 (i.e., the Effective Date).

                    SECTION 13 - TERMINATION AND ABANDONMENT

13.1 TERMINATION. This Agreement may be terminated forthwith upon the receipt of notice of termination as provided for in Section 13.2 hereof, and the purchase and sale and the other transactions provided for by this Agreement may be abandoned, without liability on the party of either party to the other:

     (a)  By mutual written consent of the parties hereto;

     (b) By Buyer, if any of the conditions of Section 9 of this Agreement have not been satisfied on the Closing Date and have not been waived by Buyer in writing;

     (c) By VCD, Valley Fair or Widmann, if any of the conditions of Section 10 of this Agreement have not been satisfied on the Closing Date and have not been waived by Sellers in writing;

     (d) By any party hereto, if any of them files on or before the Closing Date a petition in bankruptcy, reorganization, liquidation or receivership or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before the Closing Date against such other party.

13.2 NOTICE OF TERMINATION. In the event of termination and abandonment by any party as provided in Section 13.1 hereof, prompt written notice thereof shall forthwith be given to the other party.

                 SECTION 14 - INDEMNIFICATION AND REIMBURSEMENT

14.1 INDEMNIFICATION BY VCD AND VALLEY FAIR.

     (a) In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of VCD and Valley Fair covenants and agrees severally and not jointly, to indemnify Buyer and its members, officers, employees and agents, and their successors and assigns (collectively, the "Buyer Interests") and shall hold the Buyer Interests harmless against and with respect to any and all Damages incurred in connection with or arising out of or resulting from or incident to:

          (i) any misrepresentation, omission, breach of warranty, representation or covenant, or non-fulfillment of any obligation on the part of VCD, Valley Fair or Widmann, respectively, under this Agreement, any certificate, Schedule or Exhibit, or other instrument furnished to Buyer in connection with this Agreement;

          (ii) any debt, liability or obligation of Widmann with respect to any matter, transaction or event that existed, arose or occurred on or prior to the Effective Date other than (A) the liabilities expressly identified on the Audited Closing Stock Statement, which are assumed only up to the amount as finally determined pursuant to Section 3.3(c), (B) Buyer's Product Liability Obligations, (C) any continuing contractual obligations disclosed in the Agreement, and the Schedules and Exhibits attached hereto for goods and services to be provided after the Effective Date, and (D) the Specified Losses, which shall be indemnified only to the extent and as provided in Section 3.3(e) herein;

          (iii) the filing (or failure to file) or payment (or non-payment) of any Taxes by VCD, Valley Fair or the Other Group Members, respectively, any deficiencies in any taxes payable by or on behalf of VCD, Valley Fair or the Other Group Members;

          (iv) the filing (or failure to file) or payment (or non-payment) of any Taxes by Widmann as provided in Section 8.6;

          (v) any and all suits, actions, liabilities, or claims arising under or resulting from any Plan of VCD, Widmann or any Related Entity of VCD and/or of

          Widmann pertaining to periods on or prior to the Effective Date and not accrued on the Audited Stock Closing Statement, including, but not limited to, any suit, action, liability or claim arising out of the allegation or imposition of successor employer status upon Buyer, any suit, action, liability or claim for benefits or contributions, or any suit, action, liability or claim for taxes, including without limitation, income taxes, excise taxes, penalties or interest with regard to any Plan; and

          (vi) any and all actions, suits, proceedings, demands, assessments, penalties, fines, judgments, costs and legal and other expenses incident to any of the foregoing.

     (b) The indemnification of this Section shall survive the Effective Date for a period of two (2) years except that matters relating to Taxes shall survive until the expiration of any applicable statute of limitations pertaining thereto.

14.2 INDEMNIFICATION BY BUYER AND MAZEL.

     (a) In order to induce VCD and Valley Fair to enter into this Agreement and to consummate the transactions contemplated hereby, each of Buyer and Mazel covenants and agrees severally and not jointly, to indemnify each of VCD and Valley Fair, their shareholders, directors, officers, employees, agents, successors and assigns (collectively, the "VCD Interests") and shall hold the VCD Interests harmless against and with respect to any and all Damages, incurred in connection with or arising out of or resulting from or incident to:

          (i) any misrepresentation, omission, breach of warranty, representation or covenant, or non-fulfillment of any obligation on the part of Buyer or Mazel, respectively, under this Agreement, any certificate, Schedule or Exhibit, or other instrument furnished to VCD or Valley Fair in connection with this Agreement;

          (ii) Buyer's Product Liability Obligations;

          (iii) the failure of Buyer to pay or perform any of the VCD Assumed Liabilities; and

          (iv) any and all actions, suits, proceedings, demands, assessments, penalties, fines, judgments, costs and legal and other expenses incident to any of the foregoing.

     (b) The indemnification in this Section shall survive the Effective Date for a period of two (2) years, except that matters relating to Taxes shall survive until the expiration of any applicable statute of limitations pertaining thereto.

14.3 CLAIMS FOR REIMBURSEMENT. In the event that the Buyer Interests or the VCD Interests shall have suffered any Damages (as hereinabove defined) with respect to any liability or claim to which the foregoing indemnities relate, the party seeking indemnity hereunder (the "Indemnified Party"), shall give the party from whom indemnity is sought (the "Indemnifying Party"), prompt written notice of the nature and amount of such Damages and the Indemnified Party's claim for reimbursement therefor. The Indemnifying Party shall have thirty (30) days from the date of said notice to investigate and dispute the nature, validity or amount of any such claim. During said 30-day period, the Indemnifying Party shall have reasonable access, during normal business hours, to the books and records of the Indemnified Party for the purpose of such investigation. In the event that the Indemnifying Party shall dispute the nature, validity or amount of said claim, the Indemnifying Party shall give the Indemnified Party written notice of such dispute within said 30-day period, and the parties shall attempt in good faith to resolve such dispute.

     In the absence of a dispute, the Indemnifying Party shall promptly, and in any event not later than the expiration of said 30-day period, reimburse the Indemnified Party in full for any such Damages, as set forth in the Indemnified Party's notice. In the event that the Indemnifying Party shall dispute only the amount of the claim, the Indemnifying Party shall, concurrently with the delivery of its notice of dispute, pay to the Indemnified Party the undisputed portion of the claim.

14.4 DEFENSE OF THIRD-PARTY CLAIMS. If any lawsuit or enforcement action is filed against an Indemnified Party by a third party and the Indemnified Party is entitled to indemnification pursuant to this Agreement, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within thirty (30) days after the service of the citation or summons); PROVIDED, HOWEVER, that the failure of any Indemnified Party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual damages caused by such failure, if (i) such failure to give timely notice does not materially affect the ability or right of the Indemnifying Party to participate in the defense of such lawsuit or enforcement action, (ii) actual notice is given to the Indemnifying Party within a reasonable time, and (iii) to the extent that such failure to give timely notice causes the Indemnifying Party to incur additional expense with respect to such lawsuit or enforcement action, the Indemnified Party promptly reimburses the Indemnifying Party for such additional expense.

     After such notice, if the Indemnifying Party shall acknowledge in writing to such Indemnified Party that such Indemnifying Party may be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action, and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense; and such Indemnified Party shall cooperate in all reasonable respects, at its cost, risk and expense, with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action any appeal arising therefrom. No such lawsuit or action shall be settled without the prior written consent of the Indemnified Party. If a firm written offer is made to settle any such lawsuit or action and the Indemnifying Party proposes to accept such settlement and the Indemnified Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; (ii) the maximum liability of the Indemnifying Party relating to such lawsuit or action shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such lawsuit or action is greater than the amount of the proposed settlement; and (iii) the Indemnified Party shall pay all attorney's fees and legal costs and expenses incurred after rejection of such settlement by the Indemnified Party, but if the amount thereafter recovered by such third party from the Indemnified Party is less than the amount of the proposed settlement, the Indemnified Party shall be reimbursed by the Indemnifying Party for such attorneys' fees and legal costs and expenses up to a maximum amount equal to the difference between the amount recovered by such third party and the amount of the proposed settlement.

14.5 PROVISIONS REGARDING INDEMNITIES.

     (a) INSURANCE RECOVERIES. The amounts of Damages for which an Indemnifying Party shall be liable under this Agreement shall be net of any insurance proceeds and tax benefits actually received by the Indemnified Party in connection with the facts giving rise to the right of indemnification.

     (b) EXCLUSIVITY. The rights of indemnity provided by this Section 14 of this Agreement shall be exclusive of all other rights of indemnity or contribution, whether created by Law or otherwise, either before or after the Closing, relating in any way to the subject matter of this Agreement.

     (c) TERMINATION OF RIGHTS. The termination of the rights of an Indemnified Party to receive indemnity under this Agreement shall not affect that party's right to prosecute to conclusion any claim made by that party in writing in accordance with Section 14.3 of this Agreement prior to the time that the relevant right of indemnity terminates.

     (d) LIMITATIONS ON LIABILITY. Except in the case of the Specified Losses, which shall not be indemnified by Sellers and which the provisions of
          Section 3.3(e) shall control, the liability of an Indemnifying Party under this Agreement shall be recoverable only if and to the extent the cumulative damages suffered by the party for all indemnifiable breaches under this Section 14 exceed Five Hundred Thousand Dollars ($500,000). An Indemnified Party shall not be entitled to more than one recovery for any single loss, Damage, cost, expense, liability, obligation or claim even though such may have resulted from the breach or inaccuracy of more than one of the representations, warranties or provisions of this Agreement.

     (e) WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES. Each party hereby waives and agrees to forfeit any right it may have to seek consequential or punitive damages under or related to this Agreement.

                      SECTION 15 - MISCELLANEOUS PROVISIONS

15.1 COSTS AND EXPENSES.

Each party covenants and agrees that its respective costs and expenses in connection with, or arising out of, the negotiation and execution of this Agreement and consummation of the transactions provided for herein, including, but not limited to, any and all sales or transfer taxes applicable to the transfer of Assets provided for herein shall be paid by the Buyer as an expense of the acquisition of the Assets and Widmann Stock.

15.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only in writing executed by each of the parties hereto.

15.3 NO ASSIGNMENT. No party hereto shall assign, in whole or in part, this Agreement or its respective rights and obligations hereunder without the prior written consent of the other party hereto, not to be unreasonably withheld or delayed, and, absent such consent, any assignment (including, without limitation, any assignment by merger, death, dissolution or operation of law) shall be null and void.

15.4 NOTICES. All notices, requests, demands or other communications hereunder must be in writing executed by an authorized representative of the party responsible therefor, and must be given either by hand or telex, telecopy, telefax or other telecommunications device capable of creating a written record (confirmed by registered or certified mail or by overnight courier) as follows or to such other person or place as any party shall furnish to the others in writing:

         To VCD:              Value City Department Stores, Inc.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                              Attn.: Robert M. Wysinski,
                                     Senior Vice President
                              Telecopier No.: 614-337-4681

         With a copy to:      Irwin A. Bain, Esq.
                              c/o Schottenstein Stores Corporation
                              1800 Moler Road
                              Columbus, Ohio 43207
                              Telecopier No.: 614-443-0972

         To Valley Fair or    Thomas R. Ketteler, Vice President
         Widmann:             c/o Schottenstein Store Corporation
                              1800 Moler Road
                              Columbus, Ohio 43207
                              Telecopier No.: 614-443-0972

         To Buyer:            VCM, Ltd.
                              c/o Mazel Stores, Inc.
                              31000 Aurora Road
                              Solon, Ohio 44139
                              Attn.: Reuven D. Dessler, Chairman
                              Telecopier No.: (216) 349-1543

         With a copy to:      Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A.
                              1301 East 9th Street, Suite 2600
                              Tower at Erieview
                              Cleveland, Ohio 44114
                              Attn.: Marc H. Morgenstern
                              Telecopier No.: (216) 696-1009

         To Mazel:            c/o Mazel Stores, Inc.
                              31000 Aurora Road
                              Solon, Ohio 44139
                              Attn.: Reuven D. Dessler, Chairman
                              Telecopier No.: (216) 349-1543

15.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

15.6 HEADINGS. Section and paragraph headings in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

15.7 RECITALS, EXHIBITS AND SCHEDULES. The recitals contained at the beginning of this Agreement and all Schedules and Exhibits attached hereto shall be deemed an integral part of this Agreement and shall be incorporated herein by reference.

15.8 SCHEDULES AND EXHIBITS. Any Schedules and Exhibits which are to be attached hereto at Closing or thereafter, updated as of the Closing Date or thereafter, or delivered separately upon execution hereof or on the Closing Date or thereafter shall be initialed by the parties hereto and shall be deemed delivered under this Agreement.

15.9 WAIVER; REMEDIES. No waiver of any breach of any provision of this Agreement shall be held to be a waiver of any other subsequent breach, and the failure of a party to enforce at any time any provision hereof shall not be deemed a waiver of any right of such party to subsequently enforce such provision or any other provision hereof. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

15.10 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Ohio and applicable federal law.

15.11 SEVERABILITY. In the event that any provision or any portion of any provision of this Agreement shall be held invalid, illegal or unenforceable under applicable law, the remainder of this Agreement shall remain valid and enforceable to the maximum extent permitted by law.

15.12 ENTIRE AGREEMENT. This Agreement, the Schedules and Exhibits hereto and the ancillary documents executed hereunder set forth the entire agreement and understanding between the parties hereto with respect to the transactions provided for herein and supersede and cancel any and all prior discussions, correspondence, agreements or understandings (whether oral or written) between the parties hereto with respect to such matters (including, but not limited to, the Letter of Intent dated as of April 9, 1997.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives on and as of the date first above set forth.

                             VCM, LTD.

                             By: /s/ J. L. Schottenstein
                             --------------------------------------------
                                       J. L. Schottenstein, Director

                             By: /s/ Robert M. Wysinski
                             --------------------------------------------
                                       Robert M. Wysinski, Director

                             By: /s/ Reuven D. Dessler
                             --------------------------------------------
                                       Reuven D. Dessler, Director

                             By: /s/ Brady Churches
                             --------------------------------------------
                                       Brady Churches, Director

                             MAZEL STORES, INC.

                             By: /s/ Reuven D. Dessler
                             --------------------------------------------
                                       Reuven D. Dessler, Chairman

                             By: /s/ Brady Churches
                             --------------------------------------------
                                       Brady Churches, President

                             L.F. WIDMANN, INC.

                             By: /s/ Jay L. Schottenstein
                             --------------------------------------------
                                       Jay L. Schottenstein, Director

                             VALLEY FAIR

                             By: /s/ Jay L. Schottenstein
                             --------------------------------------------
                                       Jay L. Schottenstein, Director

                             VALUE CITY DEPARTMENT STORES, INC.
                             and its direct and indirect subsidiaries:
                             Value City of Michigan, Inc. a Michigan
                               corporation

                             VC Retailers, Inc., a Delaware corporation
                             GB Retailers, Inc., a Delaware corporation
                             Westerville Road GP, Inc., a Delaware
                             corporation, as general partner of Value City LP,
                               an Ohio limited partnership

                             By: /s/ Jay L. Schottenstein
                             --------------------------------------------
                                       Jay L. Schottenstein, Director

                             By: /s/ Robert M. Wysinski
                             --------------------------------------------
                                       Robert M. Wysinski Sr. Vice President